Exhibit 10.51

AGREEMENT OF SALE

by and between

ST. LOUIS PT 800 MARKET STREET

ASSOCIATES LIMITED LIABILITY COMPANY,

a Delaware limited liability company,

as Seller

and

FIRST STATES GROUP, L.P.,

a Delaware limited partnership,

as Buyer

Re:     Bank of America Plaza

    St. Louis, Missouri

Date: As of October 23, 2003

Exhibits
Exhibit “A”	Legal Description of Premises
Exhibit “B”	List of Personal Property
Exhibit “C”	List of Permitted Title Objections
Exhibit “D”	Form of Assignment and Assumption Agreement
Exhibit “E-1”	Form of Deed
Exhibit “E-2”	Form of Bill of Sale
Exhibit “F”	Form of FIRPTA Certification
Exhibit “G”	Form of Notice to Tenants
Exhibit “H”	List of Excluded Personal Property
Exhibit “I”	Schedule of Existing Leases
Exhibit “J”	Schedule of Assigned Existing Agreements
Exhibit “K”	Form of Tenant Estoppel Certificate

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AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”) made as of October 23, 2003, by and between ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”) and FIRST STATES GROUP, L.P., a Delaware limited partnership (“Buyer”).

W I T N E S S E T H :

1. Sale and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth:

(a) Real Property. All those certain interests in real property situated in the City of St. Louis, State of Missouri, which is more fully described by metes and bounds on Exhibit “A” hereto and the buildings and improvements situate thereon (the “Premises”), together with all the rights and appurtenances pertaining to the Premises, including any right, title and interest of Seller (if any) in and to adjacent streets and rights-of-way.

(b) Personal Property. The fixtures, furnishings, equipment, supplies and other items of personal property, if any, owned by Seller and located on, and used in connection with the operation of, the Premises including those listed on Exhibit “B” hereto (collectively the “Personal Property”).

2. Purchase Price. The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of EIGHTY-TWO MILLION AND NO/100 DOLLARS ($82,000,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:

(a) Deposit. The sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) (the “First Deposit”) by the wire transfer of immediately available United States federal funds, within two (2) business days following the date hereof, to First American Title Insurance Company, 2 Penn Center Plaza, Suite 1910, Philadelphia, PA 19102, Attention: David J. Feldman, Vice President and Branch Manager (the “Escrow Agent” or the “Title Company”). If Buyer does not exercise the right to terminate this Agreement, Buyer shall, on or before the second (2nd) business day following the expiration of the Inspection Period (as hereinafter defined), deposit with the Escrow Agent the additional sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) (the “Second Deposit”) by wire transfer of immediately available United States federal funds. The Escrow Agent shall hold the First Deposit and the Second Deposit in an interest-bearing account. The First Deposit and the Second Deposit, together with all interest earned on such sums, are hereinafter referred to collectively as the “Deposit”. All interest accruing on such sum shall become a part of the Deposit and shall be distributed as the Deposit in accordance with the terms of this Agreement. If Buyer does not exercise the right to terminate this Agreement prior to the end of the Inspection Period and fails to deliver the Second Deposit to the Escrow Agent within the time period specified above, if such failure continues for more than five (5) business days following Buyer’s receipt of written notice thereof from Seller, this Agreement shall automatically terminate, Escrow Agent shall deliver the Deposit to Seller, and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. At closing, the Deposit, at Buyer’s option, shall be returned to Buyer or shall be paid to Seller as a credit against the Purchase Price payable by Buyer. The Title Company shall not be liable to Buyer or to Seller for any act or omission of the Title Company not committed or occurring in bad faith. If Seller delivers to the Title Company a written notice (“Seller’s Notice”) that (i) Buyer has defaulted under this Agreement; (ii) as a result of such default Seller has duly terminated this Agreement (if Seller is entitled to terminate this Agreement as a result of such default) and is entitled to payment of the Deposit; and (iii) Seller is simultaneously delivering to Buyer, pursuant to the notice provisions of Paragraph 13 below, a copy of the Seller’s Notice, the Title Company agrees to deliver the Deposit to Seller if the Title Company has not received, within five (5) business days from the Title Company’s receipt of the Seller’s Notice, a written notice from Buyer addressed to both the Title Company and Seller in which Buyer denies that Buyer is in default under this Agreement or that Seller is entitled to payment of the Deposit. If Buyer delivers written notice (“Buyer’s Notice”) that (A) Buyer is entitled to the return of the Deposit as a result of Buyer’s proper exercise of a termination right expressly afforded Buyer under this Agreement; and (B) Buyer is simultaneously delivering to Seller, pursuant to the notice provisions of Paragraph 13 below, a copy of the Buyer’s Notice, the Title Company agrees to deliver the Deposit to Buyer if the Title Company has not received, within five (5) business days from the Title Company’s receipt of Buyer’s Notice, a written notice from Seller addressed to both the Title Company and Buyer in which Seller denies that Buyer is entitled to payment of the Deposit. If a dispute arises between Buyer and Seller as to the payment of the Deposit, the Title Company shall, at its option, be entitled to pay the Deposit into the applicable Court of record in the county in which the Premises is located and to interplead both Seller and Buyer, whereupon the Title Company shall be released from any further liability or obligation to either Seller or Buyer.

(b) Closing Payment. The balance of the Purchase Price less an amount equal to the outstanding principal balance of the Existing Loan (as hereinafter defined) at closing, subject to adjustments and prorations set forth in Paragraph 6 below, must be paid to Seller at closing by wire transfer of immediately available United States federal funds to the Title Company’s account at a bank designated by the Title Company.

3. Closing. The closing shall be held and completed on December 15, 2003, or such earlier date as may hereafter be agreed to by Buyer and Seller (“Closing Date”), commencing at 10:00 a.m. at the offices of the Title Company or at such other location and time as may hereafter be agreed to by Buyer and Seller. Time is of the essence. The closing shall be consummated and the closing payment set forth in Paragraph 2(b) above wire transferred to an account designated by the Title Company, and by the Title Company to Seller, on the Closing Date in sufficient time for Seller to invest the funds on the Closing Date, failing which the closing adjustments shall be recalculated as if the Closing Date were the next business day.

4. Condition of Title.

(a) (i) Title to Premises. Fee simple title to the Premises shall be conveyed by Seller to Buyer at the completion of closing by a deed (the “Deed”) containing Seller’s special warranty, excluding from such warranty the Permitted Encumbrances. Title to the Personal Property shall be conveyed by Seller to Buyer at the completion of closing by a bill of sale (“Bill of Sale”) without warranty, except that Seller has not transferred or otherwise encumbered Seller’s interest, if any, in the Personal Property. Title to the Premises shall be good and marketable and insurable as such by the Title Company pursuant to the standard stipulations and conditions of an ALTA Owner Policy of Title Insurance (the “Owner Policy”), and otherwise free and clear of all liens and encumbrances except for the Permitted Encumbrances. The term “Permitted Encumbrances” shall mean the Existing Leases (as hereinafter defined), the Existing Loan Documents (as hereinafter defined), the additional title encumbrances set forth on Exhibit “C” attached hereto and any title encumbrances defined as such under clause (iii) below. Title to the Personal Property shall also be subject to the Permitted Encumbrances.

(ii) Survey. Seller has delivered to Buyer, a copy of Seller’s most recent survey of the Premises. Promptly after the execution of this Agreement, Buyer shall obtain a new or updated as-built survey of the Premises certified to Buyer, the Title Company and Seller (the “Survey Plan”) and a metes and bounds description of the Premises prepared from the Survey Plan. The Survey Plan and the metes and bounds description prepared therefrom shall be submitted by Buyer to Seller at least ten (10) days prior to the Closing Date. If the Survey Plan and the metes and bounds description prepared therefrom does not include any real property not described on Exhibit “A” hereto, the Deed shall describe the Premises in accordance with the Survey Plan. If the Survey Plan and the metes and bounds description prepared therefrom does include any real property not described on Exhibit “A” hereto, the Deed shall describe the Premises in accordance with Exhibit “A” hereto and Seller shall deliver a quitclaim deed to such additional real property. The Purchase Price has been fixed without regard to the area of the Premises and is not to be abated or changed should the Survey Plan prove an area different from the area of the Premises described in Exhibit “A”. Nothing contained in this Agreement, including the legal description set forth on Exhibit “A” hereto, shall constitute any warranty, representation or agreement by Seller as to the location of separate lots in, or acreage of, the Premises.

(iii) Title Defects. Buyer shall obtain a current title commitment from the Title Company. Prior to the expiration of the Inspection Period, Buyer shall submit to Seller a written notice from Buyer (“Title Notice”) specifying any alleged defects in or objections to the title to the Premises which do not constitute Permitted Encumbrances. Buyer shall be deemed to have waived its right to object to any encumbrance or other title objection existing of record at the time of the Title Notice unless Buyer shall have timely given to Seller the Title Notice which specified Buyer’s objection unless such encumbrance or other title objection was not listed in the title commitment. The Existing Loan shall be assumed by Buyer as hereinafter provided and the Existing Loan Documents shall constitute Permitted Encumbrances. Seller shall cause any lien (other than the Existing Mortgage (as hereinafter defined)) voluntarily created by Seller (as distinquished from, for example, a mechanic’s lien asserted against the interest of a tenant in the

Premises) to be paid at closing. Seller shall have no obligation to cure any other alleged defect or objection raised in the Title Notice. Seller shall, within five (5) business days following receipt of the Title Notice, notify Buyer of its intent to (A) remove any encumbrance or other title objection which is not a Permitted Encumbrance or (B) provide the Title Company such assurances as the Title Company requires to insure Buyer against any loss arising from such encumbrances or other title objections or (C) elect to do neither (A) nor (B).

(b) Failure of Title. If on the Closing Date title to the Premises is not good and marketable and insurable as set forth in subparagraph (a) above, or if Seller, after notifying Buyer of its intention to do so, fails to remove or cause the Title Company to insure Buyer against any defects or objections to the title to the Premises that were identified by Buyer in a Title Notice, Buyer may elect, as its sole right and remedy, either (i) to take such title to the Premises as Seller can convey, with no abatement of the Purchase Price, or (ii) to receive on written demand by Buyer to Seller the return of the Deposit. Upon the return of the Deposit, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement which shall survive the cancellation of this Agreement).

(c) Existing Loan. The Premises is currently subject to a loan (the “Existing Loan”) in the original principal amount of $52,500,000.00 evidenced by a Promissory Note (the “Existing Note”) dated September 7, 2000, made by Seller and payable to the order of Connecticut General Life Insurance Company (“Lender”), bearing interest at 8.12% per annum and having a final maturity of October 1, 2005, secured by, among other things, that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing (the “Existing Mortgage”) dated of even date therewith, by Seller to Michael A. Chivell, Trustee, for the benefit of Lender, covering the Premises (the Existing Note, the Existing Mortgage, and all other documents evidencing, securing, or otherwise pertaining to the Existing Loan are herein called the “Existing Loan Documents”). Buyer acknowledges receipt of copies of the Existing Loan Documents. Buyer warrants and represents to Seller that Buyer has reviewed paragraph 23(f) of the Existing Mortgage (which contains, among other things, conditions precedent to a one-time transfer of the Premises), and Buyer reasonably believes that Buyer can satisfy such conditions precedent to transfer. Buyer acknowledges that paragraph 23(f) of the Existing Mortgage requires that a proposed transferee must own or manage a minimum of 200,000 square feet of first class office space in the St. Louis, Missouri, market or the proposed transferee must hire and retain a manager who owns or manages a minimum of 200,000 square feet of first class office space in the St. Louis, Missouri, market. Within two (2) business days following the date hereof, Buyer shall furnish Seller two (2) sets of copies of Buyer’s organizational documents, Buyer’s organizational chart, Buyer’s financial information and such other materials as can reasonably be anticipated to be required by Lender to satisfy paragraph 23(b) of the Existing Mortgage. Seller, on behalf of Buyer, shall contact Lender, furnish such materials received from Buyer to Lender, and seek Lender’s consent to Buyer’s purchase and sale of the Premises and Buyer’s assumption, without modification, of the Existing Loan and the obligations under the Existing Loan Documents. Buyer shall reasonably cooperate with Seller in obtaining such consent from Lender. Seller shall be responsible for the payment of the refundable fee in an amount equal to 1/2% of the outstanding principal balance of the Existing Loan to Lender required to accompany the request for Lender’s consent and any other service, transfer, assumption or other fees and all costs and expenses (including Lender’s legal fees) required by Lender in connection with obtaining such consent whether or not such consent is obtained and whether or not closing shall occur. This provision shall survive the termination of this Agreement. In the event that Lender’s consent is not obtained and/or the form of Existing Loan Assignment and Assumption Agreement (as hereinafter defined) is not approved by Seller, Buyer and Lender prior to the expiration of the Inspection Period, either Seller or Buyer may terminate this Agreement in which event the Deposit shall be returned to Buyer, and this Agreement shall become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement which shall survive the cancellation of this Agreement). In the event that Lender’s consent is obtained, but the form of the Existing Loan Assignment and Assumption Agreement is not then prepared by Lender, neither Seller nor Buyer may terminate this Agreement unless the form of Existing Loan Assignment and Assumption Agreement required by Lender contains material additional requirements or imposes material additional fees beyond those provided for in paragraph 23(f) of the Existing Mortgage.

5. Possession, Assignment of Agreements and Leases.

(a) Existing Leases. Possession of the Premises and the Personal Property is to be given by Seller to Buyer at the completion of closing by delivery of the Deed and the Bill of Sale and by assignment of the Existing Leases. Seller shall, prior to closing, cause the Premises to be operated in substantially the same manner as it is operated as of the date hereof. If Seller wishes to execute any renewal or expansion of an existing lease or any new lease for occupancy of space in the Premises (each, a “New Lease”) between the date hereof and the Closing Date, such New Lease will be submitted to Buyer prior to execution by Seller. Buyer agrees to notify Seller in writing within five (5) business days after delivery to Buyer of Buyer’s approval or disapproval thereof, including all Tenant Improvement Costs (as hereinafter defined) and leasing commissions to be incurred in connection therewith. In the event that such New Lease is delivered by Seller to Buyer between the date hereof and the expiration of the Inspection Period, and Buyer does not approve such New Lease, which approval shall not be unreasonably withheld so long as the New Lease and the Tenant Inducement Costs are consistent with market rates and conditions, Seller shall have the option to cancel this Agreement by written notice thereof to Buyer in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement which shall survive the cancellation of this Agreement). In the event that such New Lease is delivered by Seller to Buyer following the expiration of the Inspection Period and before the Closing Date, and Buyer does not approve such New Lease, Seller shall not enter into such New Lease and this Agreement shall remain in full force and effect. In the event that Buyer at any time fails to timely notify Seller in writing of its approval or disapproval, such failure shall be deemed approval by Buyer. At closing, Buyer shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable legal fees and expenses, incurred by Seller in connection with any New Lease approved, or deemed approved, by Buyer for Buyer’s pro rata share of such costs in accordance with the fraction, the numerator of which is the amount of rent to be received by Buyer thereunder, and the denominator of which is the total amount of rent thereunder. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, space planning costs, construction management fees, lease buyout costs, and moving, design, refurbishment and club membership allowances. All such New Leases and the presently existing leases are collectively herein called the “Existing Leases”. The termination of any of the Existing Leases, other than the Bank of America, IBM or PricewaterhouseCoopers leases (collectively, the “Major Tenant Leases”), prior to closing by reason of the expiration of its term or by reason of the tenant’s default shall not excuse Buyer from its obligation to complete closing and to pay the full Purchase Price. The termination of any of the Major Tenant Leases prior to closing for any reason, or the occurrence prior to closing of any event that, with the giving of notice or the passage of time or both, would allow Seller or the applicable tenant to terminate any of the Major Tenant Leases, shall entitle Buyer to terminate this Agreement upon written notice to Seller and the Title Company, in which event the Title Company shall return the Deposit to Buyer, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement which shall survive the cancellation of this Agreement).

(b) Existing Agreements. Seller shall also assign to Buyer at the completion of closing, if assignable, all existing service and other agreements which are terminable upon not more than thirty (30) days prior notice without penalty or other fee and which affect the Premises, provided that such assignment will not result in a breach or default under the applicable agreement and may be completed without payment of any transfer fee or penalty (hereinafter collectively called the “Assigned Existing Agreements”). The existing management agreement and all leasing agreements shall be terminated at closing and shall not be assigned to Buyer. Seller shall, prior to closing, have the right to enter into new service agreements, provided any such agreement is an arms-length transaction with an unaffiliated party, is assignable to Buyer, and shall be terminable, without penalty, on not more than thirty (30) days’ notice, and further provided that Buyer is provided a complete copy of such agreement within five (5) days following execution thereof. All such service agreements shall also constitute Assigned Existing Agreements. The termination of any of the Assigned Existing Agreements prior to closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete closing and to pay the full Purchase Price.

(c) Assignment and Assumption. At closing, Seller and Buyer shall execute and acknowledge an agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit “D” wherein Buyer shall assume all of the obligations of Seller which arise from and after the Closing Date under the Existing Leases and the Assigned Existing Agreements.

(d) Seller shall use reasonable efforts (but without obligation to incur any material cost or expense) to obtain and deliver to Buyer prior to closing, a written estoppel certificate (each, a “Tenant Estoppel Certificate”) in the form of Exhibit “K” attached hereto and made a part hereof signed by each tenant occupying space in the Premises. Seller shall obtain and deliver to Buyer prior to closing, as a condition precedent to closing, a Tenant Estoppel

Certificate (each, a “Required Tenant Estoppel Certificate”) from the tenants under each of the Major Tenant Leases. If the form of the Tenant Estoppel Certificate attached hereto as Exhibit “K” is inconsistent with the requirements of a Major Tenant Lease, the requirements of such Major Tenant Lease shall be controlling.

6. Apportionments.

(a) (i) Taxes, Assessments and Other. Real estate taxes and annual municipal or special district assessments (on the basis of the actual fiscal years for which such taxes are assessed), sums paid to or paid or payable by Seller under the Assigned Existing Agreements, prepaid fees for licenses and permits to remain in effect for Buyer’s benefit after closing, rentals and other sums paid to and received by Seller under the Existing Leases shall be apportioned at closing pro rata between Buyer and Seller on a per diem basis as of the Closing Date.

(ii) Rent Arrearages. Any payments received by Buyer after the date of closing from a tenant under any of the Existing Leases on account of rentals which are applicable to periods prior to closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to closing, shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods or expenses prior to closing shall immediately be paid by Buyer to Seller. If, at closing, any tenants are in arrears in the payment of rents or other sums, which were payable prior to closing, all payments by such tenants after closing will be deemed as being applicable, first, as against current rental due and, finally, as against any such arrearages. Buyer will account to Seller for any such rent and other sums received by Buyer following closing.

(iii) Contract Arrearages. Any payments received by Buyer after the date of closing under any of the Assigned Existing Agreements on account of payments which are applicable to periods prior to closing shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to closing shall immediately be paid by Buyer to Seller. Buyer will account to Seller for any payments received by Buyer following closing.

(iv) No Tax Bill. If, on the Closing Date, bills for the real estate taxes imposed upon the Premises for the tax fiscal years in which closing occurs have been issued but shall not have been paid, such taxes shall be paid at the time of closing. If such bills shall not have been issued on the date of closing, the amount of the taxes shall be prorated based upon the then current assessment and anticipated tax rate.

(b) Tenant Security Deposits. At closing, Seller shall pay to Seller or, at Buyer’s request, credit against the Purchase Price the amount of all security deposits then held by or for Seller under the Existing Leases. Buyer will cause the security deposits to be maintained after closing in accordance with the requirements of applicable law.

(c) Utility Readings. Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises as of the Closing Date. At or prior to closing,

Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to closing, closing shall be completed without such readings and upon the obtaining thereof after closing, Seller shall pay the charges incurred prior to closing as reasonably determined by Seller and Buyer based upon such readings.

(d) Existing Loan. Accrued interest on the Existing Loan shall be apportioned at closing between Buyer and Seller on a per diem basis as of the Closing Date. Buyer shall give Seller a credit at closing in an amount equal to any tax deposits held by Lender in respect of the Existing Loan.

(e) Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) one-half (1/2) of any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Premises ; (c) one-half (1/2) of any escrow fee which may be charged by the Title Company; and (d) all fees, costs and expenses in connection with the assumption of the Existing Loan as set forth in Paragraph 4(c). Buyer shall pay (t) the fees of any counsel representing Buyer in connection with this transaction; (u) the fee for the title examination and the title commitment and any cancellation thereof and the premium for the Owner’s Policy; (v) the cost of the Survey Plan; (w) the fees for recording the Deed; (x) one-half (1/2) of any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Premises; and (y) one-half (1/2) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

7. Seller’s Representations.

(a) Seller hereby represents to Buyer as follows:

(i) Organization. Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to carry on its business as now conducted.

(ii) Authorization. Seller has the requisite power and authority to enter into and perform this Agreement, and Seller has duly authorized the execution of this Agreement and the performance of all of Seller’s obligations hereunder.

(iii) No Condemnation. There are no existing or, to Seller’s actual knowledge (without investigation on Seller’s part), pending or overtly threatened condemnation proceedings or deeds in lieu of condemnation affecting the Premises.

(iv) Litigation. There is no existing or, to Seller’s actual knowledge (without investigation on Seller’s part), pending or overtly threatened litigation against Seller with respect to the Premises, except for tenant collection suits and a slip and fall suit being handled by Seller’s insurance carrier.

(v) Insurance. All of the insurance policies currently maintained by Seller for the Premises are in full force and effect, and Seller has received no written notice of cancellation.

(vi) Existing Leases. Attached hereto as Exhibit “I” is a complete and accurate schedule of all Existing Leases (including all amendments thereto), the commencement and expiration dates thereof, the premises occupied and the rent and other charges payable by the tenants thereunder, and any security deposits held by Seller in connection therewith. In the event of a conflict between the state of facts shown on any Tenant Estoppel Certificate delivered by Seller to Buyer and Exhibit “I”, the provisions of Exhibit “I” shall automatically be deemed to be modified to comport with such state of facts shown on such Tenant Estoppel Certificate. Seller has delivered to Buyer a true, complete and correct copy of each Existing Lease (including all amendments thereto).

(vii) Assigned Existing Agreements. Attached hereto as Exhibit “J” is a complete and accurate schedule of all Assigned Existing Agreements (including all amendments thereto). Seller has delivered to Buyer a true, complete and correct copy of each Assigned Existing Agreement (including all amendments thereto).

(b) All references in this Paragraph 7 or elsewhere in this Agreement to “Seller’s knowledge” or “Seller’s actual knowledge” shall refer solely to the actual knowledge of Gerald Karr and John A. Greenspan, Vice President and Investment Manager, respectively, of GE Asset Management Incorporated, investment advisor to Seller, having primary responsibility for the central region of the United States, and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall not include imputed or constructive knowledge.

8. Delivery of Premises Documents.

(a) Deliveries. Seller has furnished to Buyer true, correct and complete copies of the following:

(i) Copies of plans and specifications, environmental reports and engineering reports for the Premises, to the extent currently in Seller’s or Seller’s manager’s possession;

(ii) Copies of 2001, 2002 and 2003 year-to-date books and records (excluding, however, internal memoranda, financial projections, appraisals and projected budgets) customarily prepared by or at Seller’s request with respect to the Premises, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, deposit receipts, utility bills and the most recent property tax bill, to the extent currently in Seller’s, or its property manager’s, possession;

(iii) Copies of all management, service, maintenance and other contracts currently in force with respect to the Premises;

(iv) Copies of all Existing Leases and other occupancy agreements currently in force with respect to the Premises, delinquency reports, and current rent roll including a list of security deposits held by Seller;

(v) Copies of all operating permits, licenses and certificates of occupancy issued with respect to the Premises to the extent currently in Seller’s possession;

(vi) Copies of any written notices regarding building code, zoning or fire code violations or notices of any proposed or pending zoning or building code changes which could affect the Premises to the extent currently in Seller’s possession; and

(vii) Copies of the Existing Loan Documents.

(b) Future Deliveries. Promptly following Buyer’s request therefore, Seller shall furnish to Buyer such other items as Buyer may reasonably request (including, without limitation, copies of termite reports and contracts) to the extent then in Seller’s, or its property manager’s, possession.

(c) NO WARRANTY. NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS PARAGRAPH TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER. EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 7, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHETHER OR NOT PREPARED BY SELLER.

9. Buyer Representations. Buyer hereby represents to Seller as follows:

(a) Organization. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

(b) Authorization. Buyer has the requisite power authority to enter into and perform this Agreement and Buyer has duly authorized the execution of this Agreement. Buyer has received all approvals (except any approvals to be obtained during the Inspection Period) necessary to consummate the transactions described herein.

(c) ERISA. General Electric Company and affiliates thereof do not own, in the aggregate, a five percent (5%) or greater interest in Buyer or in American Financial Realty Trust.

(d) OFAC. Neither Buyer nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees,

officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

10. Buyer’s Obligation to Close. Buyer shall not be obligated to close under this Agreement unless each of the following conditions shall exist on the Closing Date:

(a) Owner Policy. The Title Company shall commit in writing to Buyer to issue the Owner Policy as described in and in accordance with Paragraph 4(a) of this Agreement.

(b) Accuracy of Representations. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date in all material respects.

(c) No Taking. No material part of the Premises shall have previously been acquired by any governmental agency in the exercise of any power of eminent domain or by private purchase in lieu thereof, nor on the Closing Date shall any such acquisition or purchase be pending.

(d) No Material Fire or Other Casualty. No material part of the Premises or the Personal Property shall have previously been damaged by fire or other casualty as described in Paragraph 14(c) of this Agreement.

(e) Closing Deliveries. Seller shall have delivered to Buyer all of the items required to be delivered to Buyer pursuant to the terms of Paragraph 11(a) of this Agreement, including, without limitation, the Required Tenant Estoppel Certificates.

11. Deliveries at Closing.

(a) Seller’s Deliveries. On the Closing Date, Seller shall deliver to the Title Company the following:

(i) Deed. The Deed which shall be in substantially the form attached hereto and incorporated herein as Exhibit “E-1”.

(ii) Bill of Sale. The Bill of Sale which shall be in substantially the form attached hereto and incorporated herein as Exhibit “E-2”.

(iii) Assignment and Assumption Agreement. The Assignment and Assumption Agreement in the form attached hereto and incorporated herein as Exhibit “D”.

(iv) Authority Documents. If requested by the Title Company, a resolution and an incumbency certificate to evidence the capacity of the signatory for Seller.

(v) FIRPTA Certification and Title Affidavit. The Affidavit in the form attached hereto and incorporated herein as Exhibit “F” with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder) and an affidavit in favor of the Title Company addressing such matters as are reasonably required for the Title Company to issue the Owner Policy as described in Paragraph 4(a) of this Agreement, including, without limitation, that no mechanics’ liens are filed or may be filed against the Premises (or, at Seller’s option, or if they are filed or may be filed that Seller will indemnify the title insurance company against loss by reason thereof), that there are no parties in possession of any part of the Premises (except under the Existing Leases), provided that such affidavit shall in no event expand the Seller’s warranty contained in the Deed.

(vi) Possession and Keys. Possession free and clear of all parties in possession except under the Existing Leases, and (to the extent in Seller’s possession) all keys, codes and other security devices for the Property.

(vii) Tenant Notices. Written notice from Seller to each tenant of the Property under the Existing Leases in substantially the form attached hereto and incorporated herein as Exhibit “G”.

(viii) Tenant Estoppel Certificates. Tenant Estoppel Certificates to the extent available in accordance with the provisions of Paragraph 5(d), provided that Seller must deliver the Required Tenant Estoppel Certificates.

(ix) Books and Records. Copies (to the extent in Seller’s possession) of all books and records for the orderly transition of operation of the Premises.

(x) Original Documents. The originals (to the extent in Seller’s possession) of all Existing Leases, all Assigned Existing Agreements, and all other materials owned by Seller relating to the maintenance and operation of the Property and which are currently in Seller’s possession.

(xi) Existing Loan Assignment and Assumption Agreement. An assignment and assumption agreement (the “Existing Loan Assignment and Assumption Agreement”) under the terms of which Buyer will assume and agree to perform the obligations of Seller under the Existing Loan Documents.

(xii) Other Documents. Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement.

(b) Buyer’s Deliveries. On the Closing Date, Buyer will deliver to the Title Company the following:

(i) Assignment and Assumption Agreement. The Assignment and Assumption Agreement in the form attached hereto and incorporated herein as Exhibit “D”.

(ii) Tenant Notices. Written notice from Buyer to each tenant of the Premises under the Existing Leases in substantially the form attached hereto and incorporated herein as Exhibit “G”.

(iii) Authority Documents. If requested by the Title Company, a resolution and an incumbency certificate executed by the appropriate parties to evidence the capacity of the signatory for Buyer.

(iv) Existing Loan Assignment and Assumption Agreement. The Existing Loan Assignment and Assumption Agreement.

(v) Purchase Price. That portion of the Purchase Price payable at closing.

(vi) Other Documents. Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement.

12. Default.

(a) Buyer Default. If Seller and Lender shall be ready, willing and able to complete closing in accordance with this Agreement; Seller shall tendered the Deed and the other items required to be delivered by Seller at closing hereunder; and Buyer, notwithstanding the foregoing, shall have refused to complete closing in accordance with this Agreement, as Seller’s sole and exclusive remedy, the Deposit shall be paid to Seller by the Title Company (and Buyer hereby irrevocably directs the Title Company to make such payment in such circumstances) and the Deposit shall be retained by Seller as liquidated damages and not as a penalty. The receipt of the Deposit shall be Seller’s sole and exclusive remedy in the event of Buyer’s default hereunder, and Seller in such event hereby waives any right, unless closing is completed, to recover the balance of the Purchase Price or any other amount. Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof. If Seller shall retain the Deposit as liquidated damages, this Agreement shall be and become null and void. Nothing in this Paragraph shall limit Seller’s rights against Buyer by reason of any indemnity obligations of Buyer to Seller set forth in this Agreement all of which shall survive the termination of this Agreement.

(b) Seller Default. If Buyer and Lender shall be ready, willing and able to complete closing in accordance with this Agreement; Buyer shall have tendered the cash closing payment specified in Paragraph 2(b) above and tendered the other items required to be delivered by Buyer at closing hereunder; and Seller, notwithstanding the foregoing, shall have refused to complete closing in accordance with this Agreement, Buyer agrees that Buyer’s sole and exclusive remedy will be to either (i) terminate this Agreement and receive the return of the

Deposit and payment from Seller in an amount equal to Buyer’s actual, third party, out-of pocket expenses not to exceed $200,000.00 (“Buyer’s Third Party Costs”) as liquidated damages and not as a penalty, or (ii) commence or maintain an action against Seller for specific performance of this Agreement, subject to the terms of this Agreement. In any such event, Buyer shall furnish Seller reasonable substantiating evidence of the Buyer’s Third Party Costs. Receipt of the Buyer’s Third Party Costs shall be Buyer’s sole and exclusive remedy (other than to obtain a return of the Deposit from the Title Company) and Buyer in such event hereby waives any right to recover any other amount from Seller. Seller and Buyer agree that the actual damages to Buyer in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Buyer’s Third Party Costs is a reasonable estimate thereof. Upon the Title Company’s return of the Deposit to Buyer, and Seller’s payment of the Buyer’s Third Party Costs to Buyer, this Agreement shall be and become null and void. Except to recover the Buyer’s Third Party Costs, Buyer shall not ever pursue, commence or maintain an action for, or otherwise collect, damages from Seller.

13. Notices; Computation of Periods.

(a) Notices. All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

As to Seller:	c/o GE Asset Management Incorporated
3003 Summer Street
P.O. Box 7900
Stamford, Connecticut 06905
Attention: John A. Greenspan
Fax: (203) 356-3051

with copies at the same time to:	GE Asset Management Incorporated
3003 Summer Street
P.O. Box 7900
Stamford, Connecticut 06905
Attention: Leanne R. Dunn
Fax: (203) 356-4608

and

Stutzman, Bromberg, Esserman & Plifka
A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attention: John E. Bromberg
Fax: (214) 969-4999

As to Buyer:	c/o American Financial Realty Trust
1725 The Fairway
Jenkinstown, Pennsylvania 19046
Attention: Glenn Blumenthal, Chief Operating Officer and Senior Vice President
Fax: (215) 887-2585

with a copy at the same time to:	c/o American Financial Realty Trust
1725 The Fairway
Jenkinstown, Pennsylvania 19046
Attention: Edward J. Matey Jr.,
Senior Vice President and General Counsel
Fax: (215) 887-9856

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) one day following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government or delivered to the overnight courier service.

(b) Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

14. Fire or Other Casualty.

(a) Casualty Insurance. Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect on the Premises.

(b) Casualty Damage. If the Premises or the Personal Property shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date, subject to subparagraph (c) below, the obligation of Buyer to complete closing under this Agreement shall in no way be voided or impaired, and Buyer shall be required to accept the Premises and the Personal Property in their then damaged conditioned without abatement of the Purchase Price. If any such damage or destruction occurs after the date of this Agreement, the proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller prior to the Closing Date and not used by Seller for the repair of the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purpose) shall be disbursed by Seller to Buyer at closing; and all unpaid claims under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer on the date of closing and there shall be no reduction in the Purchase Price by reason of such unpaid claim except that the Purchase Price shall be reduced by the amount of any deductible. If Seller fails to permit Buyer to approve the settlement of any insurance claim and Buyer, in Buyer’s good faith reasonable judgment, determines that the final settlement amount will be insufficient to repair all damage caused by such casualty, then Buyer may elect to terminate this Agreement by written notice to Seller no later than the fifth (5th) business day following Buyer’s receipt of notice of such final settlement amount.

(c) Right of Termination. Notwithstanding any of the preceding provisions of this Paragraph, if the Premises or the Personal Property shall be substantially damaged by fire or other insured casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to Seller. Upon such termination, the Deposit shall be returned by the Title Company to Buyer, neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement), and this Agreement shall be null and void. Substantial damage shall mean such damage that would cost, in the reasonable judgment of Seller’s independent insurance adjuster, at least $2,000,000.00 to repair to its prior condition. If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer must give a written notice of termination to Seller within ten (10) business days following Buyer’s receipt of Seller’s notice of the occurrence of the casualty and of Seller’s independent insurance adjuster’s reasonable estimate of the cost of repair.

15. Assignability.

(a) Limited Assignment. Subject to the further limitations in subparagraph (b) below, prior to closing Buyer may, with the prior written consent of Lender, but without the prior written consent of Seller, assign this Agreement, and all, but not part, of Buyer’s rights under this Agreement, to an entity which is acceptable to Lender, qualified to do business in the State in which the Premises is located, and in which Buyer maintains majority control over the day-to-day management and affairs of the entity; provided, however, that such assignment shall not release or relieve Buyer of and from any liability or obligation under this Agreement, and Buyer shall continue to be primarily liable to Seller under this Agreement. No such assignment shall be effective, however, unless and until Buyer shall have furnished to Seller both an executed copy of the assignment plus a written assumption agreement, in form reasonably satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement (or if the assignee is a different form of entity, the applicable representation shall be modified as appropriate). Seller shall have the right to rely in good faith on the genuiness and validity of the notice from Buyer of an assignment and to convey the Premises to the assignee without liability to Buyer or any other person. Buyer shall indemnify and save Seller harmless from and against any such liability in connection with such conveyance to the assignee.

(b) Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right to assign this Agreement (i) to any entity owned or controlled by an employee benefit plan if Seller’s sale of the Premises to such entity would, in the reasonable judgment of Seller or Seller’s counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a “prohibited transaction” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) to any person who, or to any entity which, has as a direct or indirect majority owner a person with a felony criminal record or currently under a felony criminal indictment; or (iii) to any person who, or entity which, cannot make the OFAC representation contained in Paragraph 9(d).

(c) Successors and Assigns. Except as provided in subparagraph (a), Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

16. Inspection Period.

(a) Right to Inspect. Buyer, and Buyer’s agents and representatives, shall have the right, from time to time, between the date of this Agreement through 5:00 p.m., Eastern Standard Time, on November 20, 2003 (“Inspection Period”), during normal business hours, to enter upon the Premises for the purpose of inspection of the physical condition of the Premises (including a Phase I environmental assessment report and a structural engineering report, but excluding, without Seller’s prior written consent, any invasive testing), testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of the physical condition of the Premises; provided, however, that Buyer shall (i) give Seller at least one (1) business day prior notice of the time, place and purpose of such entry and permit a representative of Seller to accompany Buyer; (ii) restore any damage to the Premises or any adjacent property caused by such actions; (iii) indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all liabilities which Seller and its partners, trustees, shareholders, directors, officers, employees and agents may suffer by reason of such entry and such activities; (iv) give Seller at least one (1) business day prior notice of the time and place of any tenant interview (other than Bank of America), and permit a representative of Seller to present at each tenant interview (other than Bank of America); and (v) prior to entry onto the Premises, furnish Seller with a certificate of general liability and property damage insurance maintained by Buyer with single occurrence coverage of at least $5,000,000.00 and naming Seller and its management agent as additional insureds. All such inspection rights shall be subject to the right of tenants under the Existing Leases.

(b) No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof.

(c) Right of Termination. If Buyer, in Buyer’s sole and absolute discretion, determines that it is not satisfied with the Premises for any or no reason, Buyer shall have the right to terminate this Agreement by giving Seller written notice (“Termination Notice”) on or prior to the expiration of the Inspection Period. Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the indemnity obligations of Buyer to Seller under this Agreement which shall survive termination of this Agreement) and the Deposit shall be returned to Buyer, as Buyer’s sole and exclusive remedy. Buyer’s failure to deliver the Termination Notice on or before the expiration of the Inspection Period shall be deemed a waiver of Buyer’s right to terminate this Agreement under this Paragraph.

(d) Financing. Except for the required assumption of the Existing Loan prior to the expiration of the Inspection Period, there is no financing contingency to Buyer’s obligations under this Agreement.

17. Condemnation.

(a) Immaterial Taking. If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement, subject to the provisions of subparagraph (b) below, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof net of any expenses to Seller, including reasonable attorneys’ fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking promptly after Seller’s receipt thereof. If Seller fails to permit Buyer to approve the settlement of any condemnation claim and Buyer, in Buyer’s good faith reasonable judgment, determines that the final condemnation award will not adequately compensate for the portion of the Property lost as a result of such taking, then Buyer may terminate this Agreement by written notice to Seller no later than the fifth (5th) business day following Buyer’s receipt of notice of such final condemnation award.

(b) Material Taking. If any such taking of a portion of the Premises, in Buyer’s good faith reasonable judgment, materially interferes with the use of the Premises for the purposes for which it is currently used, Buyer may terminate this Agreement by written notice to Seller no later than five (5) business days after notice of such taking. Upon the giving of such termination notice, this Agreement shall become null and void except for the indemnity obligations of Buyer to Seller set forth in this Agreement which will survive termination of this Agreement and the Deposit shall be returned to Buyer.

18. Brokers. Buyer represents and warrants to Seller that Buyer has dealt with no broker or other intermediary in connection with this transaction or the Premises other than Holliday Fenoglio Fowler, L.P. (the “Seller’s Broker”) and Gelcor Realty, Inc. (the “Buyer’s Broker”). If any broker or other intermediary other than the Seller’s Broker and the Buyer’s Broker claims to have dealt with Buyer or Seller in connection with this transaction or the Premises, to have introduced the Premises to Buyer for sale, or to have been the inducing cause of the sale, the party under whom such broker or intermediary is claiming shall indemnify, defend and save the other party harmless of and from any claim for commission or compensation by such broker or other intermediary. In consideration of the foregoing, Seller agrees to pay all brokerage commissions due to the Seller’s Broker if, as and when closing of the sale of the Premises is completed, and Buyer shall have no liability or obligation in connection therewith, and Buyer agrees to pay all brokerage commissions due to the Buyer’s Broker if, as and when closing of the sale of the Premises is completed, and Seller shall have no liability or obligation in connection therewith.

19. CONDITION OF PREMISES.

(A) NO WARRANTIES. THE ENTIRE AGREEMENT BETWEEN SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND ASSIGNED EXISTING AGREEMENTS, OR PURSUANT TO THIS AGREEMENT WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND ASSIGNED EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER

(SUBJECT IN ALL EVENTS AND CIRCUMSTANCES, AS TO THE PREMISES, TO SELLER’S SPECIAL WARRANTY OF TITLE) IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT NEITHER SELLER, OR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PREMISES AND THE PERSONAL PROPERTY.

(b) CHANGE OF CONDITIONS. BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE EXPIRATION OF THE INSPECTION PERIOD, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF NORMAL WEAR AND TEAR, DAMAGE BY FIRE OR OTHER CASUALTY AND VANDALISM. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF NORMAL WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY OR VANDALISM, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE, EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 14. NOTWITHSTANDING THAT, EXCEPT AS PROVIDED IN SUBPARAGRAPH (d) BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF NORMAL WEAR AND TEAR, FIRE OR OTHER CASUALTY, OR VANDALISM, SELLER MAY, AT ITS OPTION, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE IF SELLER BELIEVES SUCH REPAIRS AND REPLACEMENTS ARE NECESSARY, DESIRABLE OR LEGALLY REQUIRED TO PROTECT THE PREMISES AND THE PERSONAL PROPERTY.

(c) Condition of Delivery. Seller has, subject to subparagraph (d) below no obligation to deliver the Premises in a “broom clean” condition if it is currently not in broom clean condition, and at closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein.

(d) Seller Operation of the Premises. Between the date of the execution of this Agreement and the Closing Date, Seller shall make all scheduled payments of principal and interest due on the Existing Loan, shall continue to lease and operate the Premises in a manner consistent with leasing and operation on the date of this Agreement, and shall perform all customary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in the same condition or better as they are as of the date of the expiration of the Inspection Period, as said condition shall be changed by normal wear and tear, damage by fire or other casualty, or vandalism.

(e) RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH (a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS (INCLUDING INDEMNITY AND CONTRIBUTION CLAIMS) UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL.

(f) Seller Reports. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller’s environmental and engineering reports (collectively the “Reports”) or other documents relating to the Reports, and

Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Reports. Buyer further acknowledges that Buyer has had full opportunity to perform such environmental and engineering investigations as Buyer deems appropriate prior to entering into this Agreement or shall have such opportunity during the Inspection Period, and Buyer obtained or shall obtain, at Buyer’s option, its own environmental and engineering reports of the Premises. Buyer agrees to provide Seller, within thirty (30) days after Buyer’s receipt thereof, with copies of all final environmental and engineering reports (or, if final reports were not prepared, then the most recent draft thereof) ordered by Buyer with respect to the Premises, unless closing occurs in which case Buyer shall have no obligation to provide same to Seller.

(g) Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of this Paragraph 19 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 19 were not agreed upon by Buyer.

20. Survival of Provisions.

(a) Acceptance by Buyer of the Deed at closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller’s obligations under this Agreement, except for those set forth in Paragraphs 6, 18 and 19(e) above which will survive Closing.

(b) Buyer’s obligations under this Agreement as shall possibly imply performance or observance after the Closing Date shall survive closing, notwithstanding any presumption to the contrary; without in any manner limiting the generality of the foregoing provisions of this sentence, the obligations of Buyer under Paragraphs 5(c), 6(a), 6(b), 16(a), 18, and 19(e) above shall survive closing.

(c) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the warranties and representations of Seller set forth in Paragraphs 7(a)(iv) and 7(a)(v) (all herein called the “Surviving Warranties”) shall survive closing under this Agreement for a period of only six (6) months, and the warranties and representations of Seller set forth in Paragraphs 7(a)(i), 7(a)(ii) and 7(a)(iii) (all herein called the “Non-Surviving Warranties”) shall not survive closing.

(ii) If Buyer determines that any of the Surviving Warranties or any of the Non-Surviving Warranties are breached prior to the Closing Date, Buyer’s sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination within ten (10) days after Buyer learns of the breach of such warranty. If Buyer fails to give such written termination notice to Seller within such time period, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the breach of such warranty.

(iii) Seller shall have no liability to Buyer by reason of a breach or default of any of the Surviving Warranties, unless Buyer shall have given to Seller written notice

(“Warranty Notice”) of such breach or default within six (6) months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer’s learning of such breach of warranty. In no event shall Seller’s liability to Buyer by reason of a breach or default of any of the Surviving Warranties exceed $1,000,000.00 (such liability will be subject to floor of $50,000.00) and Buyer will have no right to rescind this Agreement. Any litigation to enforce any Surviving Warranty must be commenced within three (3) months from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

(iv) Buyer shall, prior to the Closing Date, make its own independent investigation and determination as to the truth and accuracy of the Non-Surviving Warranties and Seller shall reasonably cooperate with Buyer in such investigation. If Buyer shall complete closing under this Agreement, Buyer shall be deemed to have conclusively determined that the Non-Surviving Warranties are true and correct, and Buyer shall be deemed to have waived any claim against Seller by reason of a breach of any of the Non-Surviving Warranties. If Buyer shall determine on or prior to the Closing Date that any of the Non-Surviving Warranties shall have been breached or are in default, Buyer’s sole right and remedy shall be to terminate this Agreement by written notice to Seller on or before the Closing Date. In the event Buyer terminates this Agreement pursuant to any of the provisions set forth above in this subparagraph, this Agreement shall be and become null and void (except the indemnity obligations of Buyer to Seller set forth in this Agreement shall survive the termination of this Agreement), neither Buyer nor Seller shall have any further rights nor obligations hereunder and the Deposit shall be returned to Buyer.

21. Trustees. This Agreement shall be binding only on the trust estate of Seller specifically allocated to the Premises and the Personal Property, and no trustee, officer, employee or agent of Seller shall be personally liable under this Agreement. Buyer and all other parties shall look solely to the trust estate of Seller specifically allocated to the Premises and the Personal Property for the performance of any obligation to be performed or observed by Seller or for any liability of Seller under this Agreement or directly or indirectly arising out of this Agreement.

22. ERISA. Please see Paragraph 9(c) above.

23. Limited Liability. The obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Premises and Personal Property, and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any other asset of Seller or any partner of Seller.

24. Miscellaneous.

(a) Captions or Headings; Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

(b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

(c) No Rule of Construction. This Agreement has been negotiated at arms length by both Seller and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at the closing.

(d) Counterparts. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

(e) Applicable Law. This Agreement shall be governed and construed according to the laws of the State in which the Premises is located.

(f) Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

(g) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(h) Confidentiality. Except for Buyer’s disclosure to its attorneys, accountants, consultants, potential lenders and potential partners, Seller and Buyer agree to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement without the written consent of the other party. This provision shall survive Closing.

(i) Property Excluded. This sale does not include, and Seller shall remove from the Premises prior to closing, the items of personal property listed on Exhibit “H” hereto. Prior to the Closing Date, Seller shall repair in a reasonable manner, all holes and other damage to the building directly resulting from the removal by Seller from the building of the items of property not included in this sale.

(j) Agreement Not To Be Recorded. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph.

(k) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at closing are hereby mutually waived except as otherwise provided in Paragraphs 12(a) and 12(b); but nothing herein contained shall be construed as a waiver of Seller’s obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the Purchase Price payable at closing.

(l) Time of the Essence. Time, wherever specified herein for the performance by Seller or Buyer of any of their respective obligations hereunder (including, without limitation the time deadline for Buyer’s delivery of the Deposit under Paragraph 2(a) and Buyer’s delivery of a Termination Notice under Paragraph 16), is hereby made and declared to be of the essence of this Agreement.

(m) Public Disclosures. Seller acknowledges that this Agreement and/or a summary of the terms and conditions hereof may be included by Buyer in one or more press releases and/or filings with the Securities and Exchange Commission (“SEC”) and, in such event, shall be available for review by the public, including by access through the SEC’s EDGAR internet search engine and document retrieval system. Seller hereby authorizes Buyer to make any and all such releases and filings without Seller’s prior consent or approval. Notwithstanding the foregoing, Buyer shall send to Seller a draft of the text of any such release or filing at least two (2) business days prior to the issuance thereof by Buyer, and Buyer shall remove from such release or filing any item identified by Seller to be inconsistent with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.

SELLER:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	First States Group, LLC,
a Delaware limited liability company,
its sole general partner

By:
Sonya A. Huffman,
Senior Vice President - Operations

ESCROW AGENT JOINDER

The Escrow Agent joins herein in order to evidence its agreement to perform the duties and obligations of the Escrow Agent and of the Title Company set forth herein and to acknowledge receipt of (a) a fully executed copy of this Agreement; and (b) the First Deposit.

Date: October             , 2003.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

SELLER’S BROKER’S AGREEMENT

1. For and in consideration of the foregoing Agreement of Sale, Seller and Holliday Fenoglio Fowler, L.P. (the “Seller’s Broker”), agree that the Seller’s Broker shall be entitled to be paid a commission, as its sole compensation for the Agreement of Sale and the sale of the Premises, in the amount of set forth in a separate written agreement between Seller and Seller’s Broker. The commission shall be payable only if, as and when closing is completed and the closing payment is paid to Seller. If Buyer defaults under the Agreement of Sale and forfeits the Deposit, the Deposit shall be paid to Seller and the Seller’s Broker shall not be entitled to receive any portion of the Deposit. Seller’s Broker agrees that it shall not be entitled to any commission if Seller terminates the Agreement of Sale or defaults thereunder.

2. Seller’s Broker represents and warrants that Seller’s Broker is a licensed real estate broker in the State of Texas.

3. Seller’s Broker agrees to treat the Agreement of Sale and the sale of the Premises as confidential.

4. Seller’s Broker hereby irrevocably waives any rights Seller’s Broker may have to file a lien or other encumbrance of any type against the Premises for payment of Seller’s Broker’s commission or other compensation.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

SELLER’S BROKER:

HOLLIDAY FENOGLIO FOWLER, L.P.

By:
Name:
Title:

BUYER’S BROKER’S AGREEMENT

1. For and in consideration of the foregoing Agreement of Sale, Buyer and Gelcor Realty, Inc. (the “Buyer’s Broker”), agree that the Buyer’s Broker shall be entitled to be paid a commission, as its sole compensation for the Agreement of Sale and the sale of the Premises, in the amount of set forth in a separate written agreement between Buyer and Buyer’s Broker. The commission shall be payable only if, as and when closing is completed and the closing payment is paid to Seller. If Buyer defaults under the Agreement of Sale and forfeits the Deposit, the Deposit shall be paid to Seller and the Buyer’s Broker shall not be entitled to receive any portion of the Deposit. Buyer’s Broker agrees that it shall not be entitled to any commission if Buyer terminates the Agreement of Sale or defaults thereunder.

2. Buyer’s Broker represents and warrants that Buyer’s Broker is a licensed real estate broker in the State of Pennsylvania.

3. Buyer’s Broker agrees to treat the Agreement of Sale and the sale of the Premises as confidential.

4. Buyer’s Broker hereby irrevocably waives any rights Buyer’s Broker may have to file a lien or other encumbrance of any type against the Premises for payment of Buyer’s Broker’s commission or other compensation.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BUYER’S BROKER:

GELCOR REALTY, INC.

By:
Name:
Title:

EXHIBIT “A”

LEGAL DESCRIPTION OF PREMISES

PARCEL I:

Tract 15 of CIVIC CENTER SUBDIVISION PLAT 5, according to the plat thereof recorded in Plat Book 41, Page 23, of the City of St. Louis Recorder’s Office, being also Block 189 of the City of St. Louis, Missouri, bounded by Market Street on the North, Walnut Street as widened on the South, Ninth Street as widened on the West, and Eighth Street as widened on the East.

PARCEL II:

Tract 16 of CIVIC CENTER SUBDIVISION PLAT 5, according to the plat thereof recorded in Plat Book 41, Page 23, of the City of St. Louis Recorder’s Office, being also Block 196 of the City of St. Louis, Missouri, bounded by Market Street on the North, Walnut Street as widened on the South, Tenth Street as widened on the West, and Ninth Street as widened on the East.

PARCEL III:

That portion (hereinafter referred to as “air rights” or “air space”) of the public street known as Ninth Street above a horizontal plane 63 feet above 0.00 City of St. Louis Datum and above that portion of Ninth Street which is described as follows:

Commencing at Monument Number 809 in the Civic Center Subdivision, Plat 5, as recorded in Plat Book 41, Pages 23 and 24, of the Records of the City of St. Louis, Missouri, said monument being located at the centerline of Market Street 100 feet wide, at its intersection with the old centerline of Ninth Street 60 feet wide, said monument is at elevation 41.39 feet, City of St. Louis Datum; thence South 72 degrees 28 minutes 05 seconds East a distance of 38.000 feet to a point; thence South 17 degrees 39 minutes 33 seconds West a distance of 73.000 feet to a point in the Eastern line of Ninth Street, 68.000 feet wide, the actual point of beginning of the tract herein described; thence along the aforesaid Eastern line of Ninth Street 68.000 feet wide, South 17 degrees 39 minutes 33 seconds West a distance of 200.000 feet to a point; thence North 72 degrees 28 minutes 05 seconds West a distance of 68.443 feet to a point in a 20.000 foot radius rounding curve to the left; thence along said rounding curve a distance of 4.216 feet to a point in the Western line of the aforesaid Ninth Street, 68.000 feet wide; thence along said Western line of said Ninth Street, 68.000 feet wide North 17 degrees 39 minutes 33 seconds East a distance of 195.816 feet to a point; thence South 72 degrees 28 minutes 05 seconds East a distance of 68.000 feet to the actual point of beginning in the aforesaid Eastern line of Ninth Street, 68.000 feet wide.

EXHIBIT A - Page 1 of 1

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

Furniture / Office Equipment / Artwork

Qty	Item Description	Serial/Model #	Location
FURNITURE

4	Highback Swivel Chairs-Blk Leather		Mgmt Office

1	Exec Task Chair-Blk Leather		Podium/Concierge

6	Side Chairs-Gray Fabrick Blk Base		Mgmt Office

1	Task Chair Graphite Fabric		Mgmt Ofc

1	5 Drawer Steelcase File Cabinet - Blk		Mgmt Office

5	5 Drawer Steelcase File Cabinet - Gray		Mgmt Office

6	Stackable Fabric Chairs-Blk		Conference Rm

1	Marble Top/Chrome Base Table		Conference Rm

6	Highback Fabric Conf Rm Chairs-Blk		Conference Rm

1	42” Round Mahogany Table		Mgmt Ofc

4	Mahogany “C” shape desks		Mgmt Ofc

1	Mahogany “C” shape desks w/pedestal		Mgmt Ofc

1	Step Stool on Wheels		Mgmt Ofc

1	Sml Oak Square Table (printer)		Mgmt Office

1	2 Drawer File Cabinet-Blk		Podium/Concierge

1	2 Drawer File Cabinet-woodgrain surface		Mgmt Office

1	Gray Rolling Task Chair/Chrome Base		Mgmt Office

1	Gray Rolling Task Chair w/arms Blk Base		Mgmt Office

1	Gray Print Fabrick Chair w/arms Blk Base		Mgmt Office

2	Easels-Solid Mahogany Wood		Mgmt Office/Storage

6	Trash Cans/Circular chrome		Mgmt Office

3	Trash Cans/Rectangular Plastic		Mgmt Office

2	Folding Tables		Mgmt Office/Storage

2	Rolling Blue Print Holders		Mgmt Office

1	Metal Printer Cart		Mgmt Office

1	Rolling Typewriter Table - Wood w/chrome		Mgmt Office

1	Canon Calculator	P100-DH	Mgmt Office

EXHIBIT B - Page 1 of 15

1	Panasonic Fax Machine	KX-FL501	Mgmt Office

1	IBM Personal Wheelwriter Typewriter		Mgmt Office

1	Kodak Zoom Ektagraphic Slide Projector		Mgmt Ofc/Conf Rm

1	Panasonic VCR (PV-V4612S)	SN:E21C41550	Mgmt Ofc/Conf Rm

1	JVC MTS Stereo TV		Mgmt Ofc/Conf Rm

1	U-Line Black Refrigerator		Mgmt Ofc/Kitchen

1	GE Spacemaker II Mircrowave	ML9385515	Mgmt Ofc/Kitchen

1	Canon Copier	4050	Mgmt Ofc

6	Round Chrome Planters various sizes		Mgmt Ofc

3	2 Drawer File Steelcase cabinet		Basement

2	Steelcase Desks	9059C	Basement

2	Steelcase Desks	9059B1	Basement

1	Steelcase Desks	9013AL	Basement

1	Steelcase Desks	9059B	Basement

2	5 Drawer SAFECO blueprint file		Basement

1	6ft Folding table w/8 chairs		Basement

2	Plan Hold Master File	Mod#503mf-4836	Basement

2	4 Drawer Metal File Cabinet		4M Office

2	Metal Desks w/laminate top		4M Office

3	Chairs		4M Office

1	Bookshelf on coasters		4M Office

1	Utility Metal Table w/ laminate top		4M Office

2	Panasonic Mini Cassette Tape Recorder	VSRQL349	4M Office

1	Victor Calculator	1460-2	4M Office

1	AT&T Anwering Machine		4M Office

2	Desk		Loading Dock/Security

4	Chairs		Loading Dock/Security

1	File Cabinet		Loading Dock/Security

1	Coat Rack		Loading Dock/Security

Office Equipment:

1	Vidovi Phone Module/Unit		16th Flr Phone Closet

6	24 Button Phones		Various

16	12 Button Phones		Various

6	i60C Motorola Nextel Phones

6	Motorola Base Stations

3	Nextel Chargers

EXHIBIT B - Page 2 of 15

5	BRAVO MOTOROLA PAGERS	314-905-6721,20,19,18,17	Mgmt Office

1	Canon CALCULATOR (ACCTG)	P100	Mgmt Office

1	OLYMPIA CPD 6201 CALCULATOR	13360334	Mgmt Office

2	OLYMPIA EC 6000 CALCULATOR		Mgmt Office

1	VICTOR 830 CALCULATOR		Mgmt Office

1	SONY DICTAPHONE MACHINE		Mgmt Office

6	TAPE DISPENSERS		Mgmt Office

7	STAPLERS		Mgmt Office

1	PANASONIC ELEC 3 HOLE PUNCH	KX20P	Mgmt Office

1	GBC BINDING MACHINE		Mgmt Office

1	PAPER CUTTER		Mgmt Office

1	PITNEY BOWES POSTAGE METER		Mgmt Office

1	PITNEY BOWES 5LB SCALE		Mgmt Office

2	3-HOLE PUNCHES		Mgmt Office

4	2-HOLE PUNCHES		Mgmt Office

1	BOSTITCH HEAVY DUTY STAPLER		Mgmt Office

1	CONFERENCE ROOM CLOCK/BLK FACE		Mgmt Office

1	CHROME COFFEE CARAFE		Mgmt Office

10	DISKETTE STORAGE HOLDERS		Mgmt Office

1	PAPER SHREDDER FELLOWES PS-55		Mgmt Office

3	Tapestry Wall Rugs		Dispatch Lobby

6	Black Rectang. Planters		Dispatch Lobby

2	Round Black Planter		Dispatch Lobby

8	Beige Lounge Chairs		Dispatch Lobby

4	Wooden End Tables Resin Top		Dispatch Lobby

2	Wooden Tree Planters		Dispatch Lobby

8	Black Metal Tall Chairs		Podium Lobby

1	Counter Seating Resin Back		Podium Lobby

1	Wooden Security Desk/Seating/Planters		Podium Lobby

Artwork:

1	Newsome, PATHWAY 35”x26”		16th Flr Ladies Room

1	Jordan, AFTER THE RACE 24”X32”		16th Flr Mens Room

1	Jordan, BEACHED CATS 24”X32”		16th Flr Mens Room

EXHIBIT B - Page 3 of 15

1	Tillyer, NEAR CANNES 36”X24”	21st Flr Ladies Room

1	Tillyer, CORNICHE 36”X24”	21st Flr Ladies Room

1	Tillyer, CANNES 36”X24”	21st Flr Ladies Room

1	Nieman, WHISKEY BAR 22”X38”	21st Flr Mens Room

1	Rose, SLAP SHOT 36”x24”	21st Flr Men’s Room

1	Rose, TEE SHOT 36”X24”	21st Flr Men’s Room

1	Pegasus	16th Floor

1	Eads Bridge 36”X24”

1	Courthouse Façade 38”X32”

1	View of the Arch f/First Street 38”X32”

1	Forest Park Boathouse 28”X32”

1	The Climatron 28”X48”

3	Carpet Tapestries	Dispatch Lobby

EXHIBIT B - Page 4 of 15

Computer Hardware & Software

Qty	Item Description	Serial/Model #	Location
COMPUTERS
Hardware:
1	IBM Netfinity 300P2-400 Computer (File Server)	23FL000	Mgmt Office

1	IBM Keyboard (File Server)	s/n0047726/KB-3928	Mgmt Office

1	IBM Mouse (File Server)		Mgmt Office

1	Powervault 100 T DDS4, 20/40G Tape Drive		Mgmt Office

1	HP Laserjet 4050TN Printer 3 tray	SUSCD006671	Mgmt Office

1	HP Laserjet Power Feeder for printer	JPEE126161	Mgmt Office

1	HP Deskjet 1120C Color Printer		Mgmt Office

1	IBM Monitor	G52	Mgmt Office

1	Dell Optiplex GX100 Computer (Console)	FSB7901	Console/Dispatch

1	Dell Monitor		Console/Dispatch

1	Dell Keyboard		Console/Dispatch

1	Dell Mouse	LZN04212292	Console/Dispatch

1	HP Laserjet 4050N Printer		Console/Dispatch

1	Dell Optiplex GX100 Computer (CE’s-Mgmt Ofc)	054JKE	Mgmt Office

1	Dell Monitor		Mgmt Office

1	Dell keyboard		Mgmt Office

1	Dell Mouse	LZN03410979	Mgmt Office

1	IBM 300GL Computer (CE’s-Bsmt Ofc)	1S6564T3U23RW2X7	Bsmt

1	IBM Monitor	G70	Bsmt

1	IBM Keyboard	0006128/KB-9910	Bsmt

1	IBM Mouse	23-002351	Bsmt

1	IBM Keyboard (using on JCI’s System)		Chief Eng Office

1	Dell Optiplex GX260 Computer 256mb (Asst. CE)	311-1711	Chief Eng Office

2	Harmon Kardon Speakers (Black)		Chief Eng Office

1	Dell Monitor (Black)		Chief Eng Office

1	Dell Keyboard (Black)		Chief Eng Office

1	Dell 2 button Mouse (Black)		Chief Eng Office

1	IBM Computer 300GL (spare office)		Mgmt Office

1	IBM Monitor	G52	Mgmt Office

1	IBM Keyboard		Mgmt Office

3	Dell OptiPlex GX240 Pentium 4 1.8Ghz (Black)	(GM/AGM/AA Desks)	Mgmt Office

3	Harmon Kardon Speakers (Black)		Mgmt Office

3	Dell Monitor (Black)		Mgmt Office

EXHIBIT B - Page 5 of 15

3	Dell Keyboard (Black)		Mgmt Office

3	Dell Mouse (Black)		Mgmt Office

1	3Com FMS TP Network Hub		Mgmt Office

1	Network Booster		5th Floor

1	UPS 1200VX-Backup Battery f/network		Mgmt Office

1	HP Plotter		Basement/Comp Rm

3	Microsoft Mouses (not in use)		Mgmt Office

1	IBM Keyboard (not in use)		Mgmt Office

Software:

1	Novell Netware Software V5.0 (10 user pack)		Mgmt Office

1	Seagate Backup Exec Software V8.0		Mgmt Office

3	Windows 2000 (on Black computers)		Mgmt Office

1	Windows 98 (license included)		Mgmt Office

1	Norton SystemsWorks V2.0 Virus Scan		Mgmt Office

1	McAfee Virus Scan V4.0		Mgmt Office

2	Windows 95 CD Rom (5 Licenses)		Mgmt Office

2	Microsoft Office 97 Prof Ed. CD Rom (5 License)		Mgmt Office

1	AutoCadd Software (not in use)		Mgmt Office

BUILDING AUTOMATION SYSTEM

1	IBM Computer	8555-061/23-1167097	Chief Eng Office

1	IBM Keyboard	1391401/1788788	Chief Eng Office

1	IBM Monitor	8514/11332	Chief Eng Office

1	IBM Computer	2245216003/1480470013	Basement/Comp Rm

1	IBM Keyboard		Basement/Comp Rm

1	IBM Monitor	RO8815/657525	Basement/Comp Rm

1	IBM Computer	8555061/23/1101150	Console/Dispatch

1	IBM Keyboard	1391401/4125972	Console/Dispatch

1	IBM Monitor	8513001/167G	Console/Dispatch

1	Okidata Microline 321 Turbo Printer	711B2006135/GE7100A	Console/Dispatch

1	AT&T Dot Matrix Printer	Model 5320	Basement/Comp Rm

EXHIBIT B - Page 6 of 15

Janitorial Tools & Equipment

Qty	Item Description	Serial/Model #	Location
JANITORIAL TOOLS/EQUIPMENT

11	55 GALLON TRASH BRUTES	RUBBERMAID	SERVICE LEVEL

54	44 GALLON TRUSH BRUTES	RUBBERMAID	SERVICE LEVEL

7	LONG HANDLE DUST PANS		SERVICE LEVEL

5	DUST MOP FRAMES		SERVICE LEVEL

34	WET FLOOR SIGNS		SERVICE LEVEL

6	3FT CAUTION CONES W/CHAINS		SERVICE LEVEL

11	2 GALLON PAILS		SERVICE LEVEL

3	4-WHEEL FURNITURE MOVERS		SERVICE LEVEL

1	1-WHEEL FLAT BED TRUCK		SERVICE LEVEL

14	MOP BUCKETS W/WRINGER	RUBBERMAID	SERVICE LEVEL

8	RESTRM CARTS W/BUCKET&WRINGER		SERVICE LEVEL

3	TRASH TRUCKS	MODEL #3696	SERVICE LEVEL

2	TRASH TRUCKS	MODEL #4619	SERVICE LEVEL

1	PRESSURE SPRAYER	5025/92366	SERVICE LEVEL

1	ESCALATOR CLEANER	8700/24/051080003	SERVICE LEVEL

1	PACIFIC STEAMEX WET/DRY VAC	PWD615/066191	SERVICE LEVEL

1	WEIGHTED HEAD		SERVICE LEVEL

1	UPRIGHT VAC	747/892309163	SERVICE LEVEL

1	KENMORE WASHER	MOD#1102789790	SERVICE LEVEL

1	KENMORE DRYER	MOD#11066812690	SERVICE LEVEL

1	COACH VACUUM	CM300/SN#CM026231	SERVICE LEVEL

1	COACH VACUUM	CM1122/SN#CSM297	SERVICE LEVEL

1	COACH VACUUM	CM300/SN#CM026247	SERVICE LEVEL

1	COACH VACUUM	SM1/SN#683	SERVICE LEVEL

1	COACH VACUUM	SM3/SN#10177	SERVICE LEVEL

4	COACH VACUUM	NO TAGS	SERVICE LEVEL

1	SUPER COACH VACUUM	SCM1282/SN#21152312	SERVICE LEVEL

1	SUPER COACH VACUUM	SCM1182/SN#21112974	SERVICE LEVEL

1	SUPER COACH VACUUM	SCM1282/SN#21152313	SERVICE LEVEL

1	SUPER COACH VACUUM	SCM1122/SN#036728	SERVICE LEVEL

EXHIBIT B - Page 7 of 15

1	SUPER COACH VACUUM	SCM1282/SN#21112978	SERVICE LEVEL

1	SUPER COACH VACUUM	SCM1122/SN#04066832	SERVICE LEVEL

1	SUPER COACH VACUUM	SCM1122/SN#04066823	SERVICE LEVEL

1	POWER EAGLE EXTRACTOR 1016	608540/SN#608540-10010730	SERVICE LEVEL

1	ANSER CASTEX EXTRACTOR AN2030	ANC0000019925FDS	SERVICE LEVEL

Air Movers:

1	POWER FLITE	PD2500/0-14493	SERVICE LEVEL

1	POWER FLITE	PD2500/C14847	SERVICE LEVEL

Buffers:

1	MERCURY HI SPEED	GM19/8601357	SERVICE LEVEL

1	TORNADO HI SPEED	83419053/844513E03216	SERVICE LEVEL

1	PACIFIC HI SPPED	UHS-20/09297P	SERVICE LEVEL

1	PACIFIC VARIABLE SPEED	88380-031/800037A	SERVICE LEVEL

2	CLARKE VARIABLE SPEED	1700HD	SERVICE LEVEL

EXHIBIT B - Page 8 of 15

Maintenance Tools, Equipment, and Supplies

Qty	Item Description	Serial/Model #	Location
MAINTENANCE TOOLS/EQUIPMENT

1	Set of Combination wrenches 5/16 to 5/8	Snap On

1	Set of Closed end offset wrenches 3/16 to 13/16	Snap On

1	3/8 inch drive impact	Snap On

1	1/2 inch drive impact	Blue point

1	Set of impact Sockets 9/16” to 1 5/16” 1/2” drive 6 pt	Snap On

1	Set of impact Sockets 11/32 to 1 7/16” 3/8” drive 6 pt	Snap On

1	Set of impact Sockets 1/1/16 to 1 7/8” 1/2” drive 12 pt	Snap On

1	3/4 drive 3 1/8” Williams Socket 12pt	Snap On

1	1/2 drive 2 3/8” Snap On Socket 12 pt

1	1/4” drive longneck quick-spin handle

1	3/8” drive 11” extension Snap On

1	3/8” drive 1” extension Snap On

1	1/2” drive 10” extension Snap On

1	1/2” drive 3” extension Snap On

1	1/2” drive Breaker Bar Snap On

1	1/2” drive Ratchet S-710 Snap On

1	1/2” drive Ratchet S-715 Snap On

1	Set of 12 pt Snap On Sockets 7/16 to 1 1/2” 1/2” drive

1	Set of 6 pt Deep Snap On Sockets 5/8 to 1” 3/8” drive

1	Set of 8 pt Sockets 1/2” to 5/8” 3/8” drive

1	Set of 12 pt Sockets 1/4 to 1” 3/8” drive

1	Set of 6 pt Sockets 9/16” to 15/16” 3/8” drive

1	Set of U-Joint 12 point 1/2” to 15/16” 3/8” drive

1	Set of Deep 1/2” drive 3/8” to 1 1/2”

1	Set of U-Joint 1/2” drive 9/16” to 15/16”

1	Set of offset wrenches 1/4” to 1” 12 point

1	Set of wrenches 3/8” to 1 5/8”

1	Set of Open end Offsets 7/16” to 1 1/8”

1	Set of Open End Wrenches 3/8” to 1 5/16”

1	Set of Combination Flare fitting wrench 7/16” to 5/8”

1	Set of offset Open End Wrench 1 1/4” to 1 1/2”

1	3/4” drive extension Snap On

1	3/4” drive extension L-12

1	1/2” Torque wrench

EXHIBIT B - Page 9 of 15

1	1” Slide Breaker Bar

1	3/4” Ratchet Snap On

1	3/4” Ratchet Proto

1	1/2” Conduit Bender

1	3/4 Conduit Bender

2	Assorted Size Crow-bars

1	Pipe Clamp

1	Goodway tubing machine

1	24” Bolt Cutter

1	36” Bolt cutter

1	Nut-Set Inserter

2	Rivet Gun

1	Fuse Pulley FP-3

1	Wiss Tin Snips

1	Hard Duct Crimper Hc-5 Wiss

1	Morse Hack-Saw

4	Grease Guns

3	Wire Brush

1	Set of 16 assorted Screw Drivers

1	Sheetrock Saw

1	Set of Nut Driver 1/8” to 1/2”

2	Utility knives

1	Set of 13 assorted Punches

1	Set of Linemen pliers

1	Pair of Vise Grips

3	Pairs of Smooth Jaw Channel Lock

1	Pair of Large Rough Jaw Channel Locks

1	Pair of Needle nose pliers

1	O-Ring extractor

2	12” Combination Squares

1	Rubber Mallet

2	Sledge hammer

1	Ball-Peen hammer

1	Framing hammer

1	2FT Level

1	Hand Saw

1	Set of 7 assorted “C” clamps

1	Small Spade Shovel

1	Framing square

1	Torpedo level (Magnetic)

1	Milwaukee Circular Saw 7 1/4

1	Sheet metal shears - electric

1	3/8” Drill - electric

1	Set of 4 Tube benders - Copper

1	Set of 4 Steel Pipe Wrenches 7” to 36”

1	Set of 3 Aluminum 2 (24”) 1(36”)

1	Flaring Tool

1	Set of 6 pipe cutters

1	1/8” to 2” die cutter for Rigid hand threader

EXHIBIT B - Page 10 of 15

1	Chain Soil Pipe Cutter

1	Werner 24FT Extension Ladder - Aluminum

2	12FT Fiberglass Platform ladder

3	8FT Fiberglass Platform Ladder

6	6FT Fiberglass Platform Ladder

2	4FT Fiberglass Platform Ladder

3	Pacific Wet Vac	PWD 615

3	Power - Flite Wet Vac	PF2 OSV

2	Dayton Pallet Trucks	3W094A

1	Wheel Barrel

3	Wood Carts 4-Wheel 4ftx2ft

1	Aluminum 4-Wheel 4ftx2ft

1	Aluminum Hand dolly 2-wheel

1	Steel Hand dolly 2-wheel

1	Small air compressor	3Z419B

1	Drill Press	1945/Dewalt 1785

1	Hand Brake Bendito	Model 1840/Serial 8256

1	Band Saw Greenlee	Model 1399

1	Pro-go Maxi Starter	Serial 7127P

1	Dayton 60amp Battery charger	Serial 0999267

1	Speed air portable air tank	Model 4Z492

1	100 amp 115 volt arc welder	Model 110-104

1	Vacuum Pump	Serial 1292

3	Ex-cell 5000 Watt Gen	Model EXGB-5010-2

1	Milwaukee 9.6v drill

1	Bosch Jigsaw	Model 1582 VS

1	Teel 3.5HP pump	Model 28103

1	Teel 5.0HP pump	Model 1P946

1	Milwakee Sawzall	Model 6507

1	HiLTI DX-36M Powder Actuated System

1	Eklind 8 key Hex Set	Model 20812

1	Eklind 7 key Hex Set	Model 69207

2	Eklind 9 key Hex Set	Model 69209

2	Ace Hardware Mini Tube Cutter	Model 48190

1	Arrow T-50 Staple Gun	2671215,2754515

1	Channelock 12” Rough Jaw Pliers	Model 440

2	Sloan wrenches	F-20

1	Refrigerant Gauges

2	6” Ace Adjustable wrench	Ace 200 4232

1	Fineline PVC Pipe Cutter	Model 48183

1	Malco HCI Hole Cutter

1	Wiss Sheet Metal Cutters

1	Stanely Utility Knife	10-525

1	Greenlee Nylon Fish Tape	436-10

1	Stanley Retract Razor Blade Scraper	28-500

2	Ray-O-Vac Magnetic Flashlights

1	Black and Decker 14.4 V Industrial Battery Drill	Model 2894

EXHIBIT B - Page 11 of 15

1	Dayton 10/2 amp Battery Charger	Model 2Z198D

1	Ace 10 piece Combination Wrench Set	Model 2024511

1	Greenfield Industries Set No. 56 Screw Extractors

1	Blue Point Auto Wire Strippers	PWC-22

1	Snap-On 4-piece Pick Set	ASA 204 A

1	Adjustable Mirror

1	Malco 100ft Chalk Line	CLP 100

1	Set of Four Wood Chisels

1	Imperial Eastman Tubing cutter	174-F

1	Malco Flex Duct cutter	FDC 1

2	Nut Driver Variety Packs

1	Wavetech Multtimeter	15XL

1	Buss fuse puller	FP-2

1	Buss fuse puller	FZ-7

1	Bosch Quickie Saw	Model 060 1365 039

1	Milwaukee Palm Sander	Model 6017-6

1	Royal Dirt Devil	Model 103

1	Eagle Eye DP/Flowmeter	EDPF046681

1	Meriam instrument	1124-PU 440-1

1	Digital Illuminometer	93-1065F

1	Sperry Clamp amp	SPR300A

1	Gas Powered Soldering Kit	P-1K

1	SUPCO M-500 Megometer

1	3-M TK-6 Circuit Tracer Kit

1	Magnetic Base Alignment Kit	Model 8814

1	Snap-On Pit 120

1	TIF 770 Photo Electric Tachometer

1	Amprobe Clamp AMP	Model 015811

1	Wind Speed Indicator w/Compass

1	Black Hawk 9 piece Combination Wrench Set	BW-28

1	Black Hawk 8 piece Ratchet Drive Hex Key Set

1	Black Hawk 14 piece Hex Key Set	ZW-410

1	Snap-On IM-3 Impact Gun

1	Snap-On 10 Piece Ratchet Hex Set

1	Greenlee Knockout Punch	Model 7358B

1	Milwaukee HD 3/8 Reversing Drill	Model 0375-1

1	Dremel Electric Engraver	Model 290

1	Snap-On PH-45B Impact Hammer

1	Blue Point AT 110 Mini Grinder

1	Blue Point 3/8” Drive Pneeumatic Ratchet

1	Snap-On Chisel and Punch Set	PP2C10AK

1	Snap-On Flaring Wrenches	C108

1	Blue Point Double Flaring Tool Kit	TF-528-0

1	G.E. Halogen Leak Detector	H-10B

1	Hanson Screw Extraction Set	Model 53226

1	21 Piece Hole-Saw Kit	Model 45497

1	Blue Point Retaining Ring Plier Set	PR-43

EXHIBIT B - Page 12 of 15

1	Ryobi Hand Trimmer	TR-300

1	Williams 12 piece metric Ratchet Set	M3813

1	Analog Amprobe

1	KD Tools Snap Ring Kit	Model 2550

1	Savair Pipe Freezer Kit

1	Jet Swet Kit

1	Key Cutter ILCD	2584/13012957

1	Chiller Heater - Mech Ingenuity Co.	PAD480LP/P22761

1	Key Cabinet - Key Controls Systems Inc.	1440

1	Sand Blaster

1	Chiller Heater - Mech Ingenuity Co.	P97A/007861

1	Chemical Test supplies

1	Nalco Tower - Pac	TP2101/PC93649

1	Conductivity Meter - Myron, L. Co.	DC4/0730687D

2	Oakton PH tester	Model 35624-20

1	Corrosion printer - Petrolite Instruments Corp.	3010A

1	Hach Colorimeter	930400004305/DR/700

1	Whirlpool Microwave	MT9160XBQ0/FS30446	Breakroom

1	Refrigerator - Independent Refr MFGRS Inc.	R-139-PI / 04556

1	Parts Washer - State Chemical Co.	E200 / 3088957

1	Welder Hobart	R-300-S / 81WS19133

1	Welder Hobart	SP7144B / 197WS03558

SUPPLIES

Approx 60	Door lock Sets (6)

5 Urinals - 10 Sinks

Approx 885	Misc. Fuses

Approx 8	Yale Door closers

Approx 100	Assorted Lighting Whips

Approx 85	Flourescent 2 bulb Fixtures

Electric motors:

	HP 1.5 80-S Pump Bell & Gosset	S1112171

	HP 5 182 TCZ Aurora	KA182TTDR76020 TW

	HP 5 184T Lincoln	#2349482

	HP 7.5 213T Lincoln	#2482833

	HP 15 M5K254AN205 G.E.	GG

	HP 20 256 T Lincoln	#2338344

	HP 5 184JM Marathon	MUL-184TTDR7356ANL

	HP 20 254 TPH US Motors	7179-P04

	HP 75 365TS Lincoln	#3332894

	HP 50 362T Lincoln	#1962020

1	HP 30 286T Lincoln	#2531763

1	HP 40 364TS Lincoln	#2942574

1	HP 40 324T Lincoln	#2643728

EXHIBIT B - Page 13 of 15

UNIT #	RADIO EQUIPMENT MODEL NUMBERS	SERIAL #
Maintenance:

1	P94YPC20G2AA	174FTS2092	x

2	P94YPC20G2AA	174FTS2098	x

3	P94YPC20G2AA	174FTS2123	retired/unrepairable

4	P94YPC20G2AA	174TTQ7770	x

5	P94YPC20G2AA	174TTQ7796

6	P94YPC20G2AA	174TTQ7732	retired/unrepairable

7	P94YPC20G2AA	174TTQ7890

8	P94YPC20G2AA	174TTQ7884

9	P94YPC20G2AA	174TTQ7791	x

10	P94YPC20G2AA	174TTQ7653	x

11	P94YPC20G2AA	174TTQ7829

12	P94YPC20G2AA	174TTQ7878

13	P94YPC20G2AA	174TTQ7855

14	P94YPC20G2AA	174TTQ7809	x

15	P94YPC20G2AA	174TTQ7880	x

16	P94YPC20G2AA	174TTQ7820

17	P94YPC20G2AA	174TTQC758

21	P94YPC20G2AA	174FTS2122

22	P94YPC20G2AA	174FTS2094

23	P94YPC20G2AA

24	P94YPC20G2AA

Rack Charger HTN-9748B

	Transformer AA16600	#1066025388

Trans. Part #2580427B01

5	Each Personal Rapid Charges

Charger HTN-9630B

Transformer2580162R01

	Base Station 16 M34GMC293AA	159TTS8546

Security:

32	P94TPCS0D2AA	174TTQ7789

33	P94TPCS0D2AA	174TTQ7879

34	P94TPCS0D2AA	174TTQ7839

35	P94TPCS0D2AA	174TTQ7654

36	P94TPCS0D2AA	174TTQ7876

37	P94TPCS0D2AA	174TTQ7893

Rack Charger HTN-9748B

	Transformer AA16600	#1066025368

Trans. Part #2580427B01

	Base Station M34GMC29C3AA	159TTU2844

Cleaning:

61	P94TPC20D2AA	174TTQC769

62	P94TPC20D2AA	174TTQ7500

63	P94TPC20D2AA	174TTQ6998

64	P94TPC20D2AA	174TTQC797

65	P94TPC20D2AA	174TTQ7508

EXHIBIT B - Page 14 of 15

66	P94TPC20D2AA	174TTQC773

67	P94TPC20D2AA	174TTQC793

RADIO EQUIPMENT

Rack Charger HTN-9748B

	Transformer AA 16600	#1066025346

Trans. Part# 2580427B01

Repeater GE Master III 100 Watt

VIDEO EQUIPMENT

1	Pelco Sys. 6800 Matrix Switcher		Basement

1	Toshiba VTR KV 6186A VTR	#86551824

2	DX-7000 Digital Video Recorder

1	Panasonic Monitor CT2084	MB71970219

1	Tape Rewinder SF - 102	E1226519

1	Broksonic VCR Mo CTSG-8118nitor Combination	652-1 Y00578

1	Panasonic Camcorder PV3200	E7WA 19745

5	CM500 L38 Board Camera

2	KV I68A MUX Camera

1	JVC TR C000V Camera

1	Sony MVC - FD88 Camera	172274

SNOW REMOVAL EQUIPMENT

1	l988 Honda ATV ID# Jh3TEO710JK105773	Part# 2550-48”

1	Gravely Professional 8 Tractor	#164

1	44” Power Brush	#5213399

2	Toro 724 Snowthrower

2	AgriFab Broadcast Spreader 450210

LIFT EQUIPMENT

1	Steeplejack Roof Car & Work Platform

1	20ft. Electric Jock-Lift

Uprights Air Lift Scafolds 3036

ANCILLARY EQUIPMENT

3	Excell 5000 Watt Generator	Mdl.EXB-5010-2	Basement

1	3.5 hp Portable Water Pump	Mdl # 1P946	Basement

1	5 hp Portable Water Pump	Mdl # 2P103	Basement

3	1/3 hp Mobile Circulator/Fan	Mdl # 3F301D	Basement

EXHIBIT B - Page 15 of 15

EXHIBIT “C”

LIST OF PERMITTED TITLE OBJECTIONS

1.	Taxes and assessments which are a lien, but which are not yet billed, or are billed but are not yet due and payable and any assessments not shown on the public record.

2.	Any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Premises adopted or imposed by any governmental agency.

EXHIBIT C - Page 1 of 1

EXHIBIT “D”

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF MISSOURI	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THAT, ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY (“Assignor”), hereby transfers, assigns and sets over unto                                           (“Assignee”), all of Assignor’s right, title and interest, if any, in and to any and all Existing Leases and Assigned Existing Agreement (collectively, the “Assigned Contracts”) as defined in that certain Agreement of Sale (the “Contract”) dated                     , 2003, between Assignor and Assignee.

TO HAVE AND TO HOLD the Assigned Contracts, subject to all exceptions (collectively, the “Permitted Exceptions”) set forth in that certain special warranty deed dated of even date hereof executed by Assignor to Assignee, together with any and all security and other tenant deposits and rights and appurtenances thereto in anywise belonging to Assignor, unto Assignee, its successors, legal representatives and assigns FOREVER.

Assignor agrees to reimburse Assignee for any loss, cost, damage or expense arising from or in connection with any liabilities or obligations of the landlord and/or owner under the Assigned Contracts, including any liability for the payment of leasing or other commissions attributable thereto, arising during Assignor’s period of ownership (but not prior thereto), and Assignor shall be solely liable for such liabilities and obligations.

Assignee assumes all Assignor’s obligations and liabilities under the Assigned Contracts from and after the date hereof, acknowledges receipt and sole liability for the return of all security and other tenant deposits, and agrees to reimburse Assignor for any loss, cost, damage or expense arising from or in connection with any liabilities or obligations of the landlord and/or owner under the Assigned Contracts, including any liability for the payment of leasing or other commissions attributable thereto, arising from and after the date hereof, and Assignee shall be solely liable for such liabilities and obligations. This instrument may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

EXHIBIT D - Page 1 of 2

IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this      day of                     , 2003.

ASSIGNOR:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT D - Page 2 of 2

EXHIBIT “E-1”

FORM OF DEED

SPECIAL WARRANTY DEED

THIS DEED, Made and entered into as of this      day of                     , two thousand three, by and between ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company, with a mailing address at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06905, party of the first part, and                                         , a                                          of the County of                                         , State of                                         , with a mailing address at                                                                          , party of the second part.

WITNESSETH, that the said party of the first part, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid by the said party of the second part, the receipt of which is hereby acknowledged, do by these presents BARGAIN AND SELL, CONVEY AND CONFIRM unto the said party of the second part, the following described Real Estate, situated in the City of St. Louis, and State of Missouri, to-wit:

Real Estate described in Exhibit A, attached hereto and incorporated herein by reference, together with all improvements thereon and appurtenances thereto.

SUBJECT, HOWEVER, to all instruments described in Exhibit B, attached hereto and incorporated herein by reference, applicable zoning and ordinances of the City of St. Louis, and the rights of tenants under leases being assigned as of this date by party of the first part to party of the second part.

EXHIBIT E- 1 - Page 1 of 5

TO HAVE AND TO HOLD the same, together with all rights and appurtenances to the same belonging, unto the said party of the second part, and to its successors and assigns forever. The said party of the first part hereby covenanting that it and its successors and assigns shall and will WARRANT AND DEFEND the title to the premises unto the said party of the second part, and to its successors and assigns forever, against the lawful claims of all persons claiming by, through or under party of the first part but none other, excepting, however, the general taxes for the calendar year 2003 and thereafter, and the special taxes becoming a lien after the date of this deed.

EXHIBIT E- 1 - Page 2 of 5

IN WITNESS WHEREOF, the said parties of the first part and party of the second part have executed these presents the day and year first above written.

PARTY OF THE FIRST PART:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

PARTY OF THE SECOND PART:

,

a

By:
Name:
Title:

EXHIBIT E- 1 - Page 3 of 5

STATE OF CONNECTICUT	)
	)	SS:
COUNTY OF FAIRFIELD	)

On this      day of                     , 2003, before me personally appeared                                         , to me personally known, who, being by me duly sworn, did say that he is the                                          of ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY, a limited liability company in the State of Delaware, and that the seal affixed to the foregoing instrument is the seal of said company, and that said instrument was signed and sealed in behalf of said company, by authority of its Members; and said                                          acknowledged said instrument to be the free act and deed of said company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Term Expires:

EXHIBIT E- 1 - Page 4 of 5

STATE OF	)
	)	SS:
COUNTY OF	)

On this      day of                     , 2003, before me personally appeared                                         , to me personally known, who, being by me duly sworn, did say that he is the                                           of                     , a                                         , and that the seal affixed to the foregoing instrument is the seal of said                                         , and that said instrument was signed and sealed in behalf of said                                         , by authority of its                                         ; and said                                          acknowledged said instrument to be the free act and deed of said                                         .

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Term Expires:

EXHIBIT E- 1 - Page 5 of 5

EXHIBIT “E-2”

FORM OF BILL OF SALE

THIS BILL OF SALE is made as of the      day of                     , 2003, from ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY (“Seller”), to                                           (“Buyer”).

RECITALS:

WHEREAS, contemporaneously with the execution and deliver of this Bill of Sale, Seller has sold and conveyed to Buyer all of Seller’s right, title and interest and estate in and to the real property described in Exhibit “A” attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Special Warranty Deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the “Real Property”); and

WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer the items of personal property described below which are owned by Seller and located in, on and used in connection with, the Real Property;

NOW THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer all the personal property described on Exhibit “B” (whether or not any of the items listed on Exhibit “B” constitute “personal property” or “fixtures” as a matter of state law) attached hereto and incorporated herein by reference (collectively the “Personal Property”), and (b) quit claim and release to Buyer, to the extent existing and assignable, Seller’s right, title and interest (if any) in the trade names, telephone numbers, plans and specifications, construction warranties and guaranties, tenant records, and like personal property, in the possession of Seller which directly relate to the Real Property, subject in both cases to matters of public record and to rights of tenants under written leases in effect on the date hereof.

This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Missouri.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER AND ALL ENCUMBRANCES SET FORTH IN THE

EXHIBIT E- 2 - Page 1 of 2

AGREEMENT OF SALE DATED                     , 2003, WITH RESPECT TO THE PERSONAL PROPERTY, AND SUCH DISCLAIMERS, QUALIFICATIONS AND ENCUMBRANCES ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E- 2 - Page 2 of 2

EXHIBIT “F”

FORM OF FIRPTA CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. taxpayer identification number is                     ; and

3. Transferor’s office address is:

3003 Summer Street

P.O. Box 7900

Stamford, Connecticut 06905

Transferor understand that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to signed this document on behalf of Transferor.

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT F - Page 1 of 1

EXHIBIT “G”

FORM OF NOTICE TO TENANTS

                    , 2003

To The Tenants:

Re:	Bank of America Plaza

St. Louis, Missouri

Dear Tenant:

                                                      (“Buyer”) has purchased Bank of America Plaza, St. Louis, Missouri from St. Louis PT 800 Market Street Associates Limited Liability Company (“Seller”).

Seller has transferred your security deposit in the general amount of $             (the “Security Deposit”) to Buyer. Buyer has assumed full responsibility for the Security Deposit including the return of the Security Deposit to you at the time and upon the conditions set forth in your lease.

All rental and other payments that become due under your lease subsequent to the date hereof should be payable to Buyer and sent to                                           as Buyer’s management agent, at the following address:

_______________________________

_______________________________

_______________________________

_______________________________.

EXHIBIT G - Page 1 of 2

Very truly yours,

SELLER:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

,

By:
Name:
Title:

EXHIBIT G - Page 2 of 2

EXHIBIT “H”

LIST OF EXCLUDED PERSONAL PROPERTY

Except as specified in Exhibit “B”, any and all computer equipment, desks, chairs, business machines and other personal property located in the property management office to the extent not owned by Seller.

EXHIBIT H - Page 1 of 1

EXHIBIT “I”

SCHEDULE OF EXISTING LEASES

I. Amended and Restated Office Lease dated June 8, 1999 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Bank of America, N.A., a national banking association, successor by merger to NationsBank, N.A., as Tenant.

A.	First Amendment to Amended and Restated Office Lease dated September 7, 2000 by and between St. Louis PT 800 Market Street Associates Limited Liability Company, a Delaware limited liability company, as Landlord, successor-in-interest to The Market Street Associates of St. Louis, a Missouri general partnership, Original Landlord, and Bank of America, N.A., a national banking association, as Tenant, successor-by- merger to NationsBank, N.A., as Original Tenant.

B.	Second Amendment to Amended and Restated Office Lease dated June 6, 2001 by and between St. Louis PT 800 Market Street Associates Limited Liability Company, a Delaware limited liability company, as Landlord, successor-in-interest to The Market Street Associates of St. Louis, a Missouri general partnership, Original Landlord, and Bank of America, N.A., a national banking association, as Tenant, successor-by-merger to NationsBank, N.A., as Original Tenant.

II. Amended and Restated Office Lease dated June 8, 1999 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and International Business Machines Corporation, a New York corporation, as Tenant, as affected by:

A.	Consent to Sublease Agreement dated July 26, 1993, by and among Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and International Business Machines Corporation, a New York corporation, as Tenant, and Boatmen’s National Bank of St. Louis, a national banking association,* as Subtenant, for Sublease dated April 1, 1993, by and between International Business Machines Corporation, a New York corporation, as Sublandlord, and Boatmen’s Bancshares, Incorporated, as Subtenant, as affected by Amendment No. 1 dated December 15, 1993, Amendment No. 2 dated May 18, 1995, and Amendment No. 3 dated January 18, 1996.

B.	Consent to Sublease Agreement dated June 26, 1995, by and among Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and International Business Machines Corporation, a New York corporation, as Tenant,

*	Boatmen’s National Bank of St. Louis was inadvertently identified as the subtenant in the Consent to Sublease; however, the actual party to the Sublease is Boatmen’s Bancshares, Incorporated.

EXHIBIT I - Page 1 of 8

and Boatmen’s Bancshares, Incorporated, as Subtenant, for Sublease Amendment No. 2 dated May 18, 1995, which amended the Sublease referenced in the preceding paragraph (A).

C.	Consent to Sublease Agreement dated February 9, 1995, by and among The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and International Business Machines Corporation, a New York corporation, as Tenant, and Ralston Foods, Inc., a Nevada corporation, as Subtenant, pursuant to a sublease dated February 3, 1995.

D.	Consent to Sublease Agreement dated August 13, 1997, by and among The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and International Business Machines Corporation, a New York corporation, as Tenant, and acknowledged and agreed to by Ralcorp Holdings, Inc., (f/k/a Ralston Foods, Inc.) a Missouri corporation, as Prime Subtenant, and Marsh & McLennan Incorporated, a Delaware corporation, and William M. Mercer, Incorporated, a Delaware corporation, collectively, the Subtenant.

E.	First Amendment to Amended and Restated Office Lease dated September 7, 2000 by and between St. Louis PT 800 Market Street Associates Limited Liability Company, a Delaware limited liability company, as Landlord, successor-in-interest to The Market Street Associates of St. Louis, a Missouri general partnership, Original Landlord, and International Business Machines, a New York corporation, as Tenant.

F.	Notice of Election of 23rd Floor letter dated June 25, 2002 from Ralcorp Holdings, Inc. (f/k/a Ralston Foods, Inc.), as Subtenant to International Business Machines, as Tenant.

III. Office Lease dated July 1, 1982 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Price Waterhouse, a partnership under the laws of the State of New York, as Tenant, as affected by:

A.	First Amendment to Lease dated January 24, 1986 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Price Waterhouse, a partnership under the laws of the State of New York, as Tenant.

B.	Second Amendment to Lease dated November 26, 1986 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Price Waterhouse, a partnership under the laws of the State of New York, as Tenant.

C.	Third Amendment to Lease dated April 14, 1989 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Price Waterhouse, a partnership under the laws of the State of New York, as Tenant.

EXHIBIT I - Page 2 of 8

D.	Fourth Amendment to Lease dated March 1, 1996 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Price Waterhouse LLP, a Delaware limited liability partnership, as Tenant, successor-in-interest to Price Waterhouse, a partnership under the laws of the State of New York.

E.	Fifth Amendment to Lease dated August 5, 1997 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Price Waterhouse, LLP, a Delaware limited liability partnership, as Tenant, successor-in-interest to Price Waterhouse, a partnership under the laws of the State of New York, as affected by:

(1)	Agreement Regarding Effective Date.

F.	Sixth Amendment to Lease dated September 22, 1998 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and PricewaterhouseCoopers, LLP, a Delaware limited liability partnership, as Tenant, successor-in-interest to Price Waterhouse, L.L.P., a Delaware limited liability partnership, successor-in-interest to Price Waterhouse, a partnership under the laws of the State of New York.

G.	Seventh Amendment to Lease dated December 29, 1998 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and PricewaterhouseCoopers, LLP, a Delaware limited liability partnership, as Tenant, successor-in-interest to Price Waterhouse, L.L.P., a Delaware limited liability partnership, successor-in-interest to Price Waterhouse, a partnership under the laws of the State of New York.

H.	Contraction Option Letters for Suite 1635 dated June 27, 2003 and July 22, 2003 between PricewaterhouseCoopers, LLP, a Delaware limited liability partnership, as Tenant, successor-in-interest to Price Waterhouse, L.L.P., a Delaware limited liability partnership, successor-in-interest to Price Waterhouse, a partnership under the laws of the State of New York, and St. Louis PT 800 Market Street Associates Limited Liability Company, as Landlord, successor-in-interest to The Market Street Associates of St. Louis, a Missouri general partnership.

EXHIBIT I - Page 3 of 8

IV. Office Lease dated February 9, 1995 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Ralston Foods, Inc., a Nevada corporation, as Tenant, as affected by:

A.	** First Amendment to Lease dated September 12, 1995 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Ralston Foods, Inc., a Nevada Corporation, as Tenant.

B.	**First Amendment to Lease dated September 30, 1996 by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Ralston Foods, Inc., a Nevada corporation, as Tenant.

C.	**First Amendment to Office Lease dated August 8, 1997, by and between The Market Street Associates of St. Louis, a Missouri general partnership, as Landlord, and Ralcorp Holdings, Inc. (f/k/a Ralston Foods, Inc.) a Missouri corporation, as Tenant.

V. Retail Lease dated February 24, 2000 by and between The Market Street Associates of St. Louis, as Landlord, and St. Louis Petroleum & Marketing, Inc., as Tenant.

VI. Lease dated June 6, 2001 between St. Louis PT 800 Market Street Limited Liability Company, a Delaware limited liability company, Landlord, and Conning Asset Management Company, a Missouri corporation, Tenant. Landlord Estoppel and Consent dated May 28, 2002, by St. Louis PT 800 Market Street Associates Limited Liability Company, Landlord, in favor of Conning Asset Management Company, a Missouri corporation, Tenant, and KeyBank National Association, a national banking association, Lender.

VII. Lease dated December 12, 2001, between St. Louis PT 800 Market Street Limited Liability Company, a Delaware limited liability company, Landlord, and Marsh USA, Inc., a Delaware corporation, Tenant.

LICENSE AGREEMENTS

1. License Agreement dated 1st day of March, 1995 by and between The Market Street Associates, Licensor, and The ARDIS Company, a New York company, Licensee, as affected by First Amendment to Telecommunications License Agreement dated March 7, 2000. Second Amendment to Telecommunications License Agreement dated November 26, 2001 by and between St. Louis PT 800 Market Street Associates Limited Liability Company, a Delaware limited liability company, Licensor, successor-in-interest to The Market Street Associates of St. Louis, Original Licensor, and Motient Communications, Inc., a Delaware corporation, Licensee, successor-in-interest to Motient Communications Company, a New York general partnership, successor-in-interest to Ardis company, a New York general partnership, Original Licensee.

2. Telecommunications License Agreement dated June 28, 1995 by and between Market Street Associates of St. Louis, Licensor, and Metropolitan Fiber Systems of St. Louis, Inc., Licensee, as affected by First Amendment to Telecommunications License

**	All amendments were inadvertently called “First Amendment”.

EXHIBIT I - Page 4 of 8

Agreement dated July 26, 1999. Second Amendment to Telecommunications License Agreement dated August 20, 2003 by and between St. Louis PT 800 Market Street Associates Limited Liability Company, a Delaware limited liability company, Licensor, successor-in-interest to Market Street Associates of St. Louis, Original Licensor, and Metropolitan Fiber Systems of St. Louis, Inc., Licensee.

3. License Agreement dated December 29, 2000 between St. Louis PT 800 Market Street Associates Limited Liability Company, a Delaware limited liability company, Licensor, and TCG St. Louis, a wholly owned subsidiary of AT&T Corporation, a New York Corporation, Licensee.

EXHIBIT I - Page 5 of 8

BANK OF AMERICA PLAZA

Manual Rent Roll (as of October 2003)

Suite No.	Floor	Tenant Name	Square Footage	Unit Ref. No.	Lease Comm. Date	Lease Expir. Date	Monthly Rent	Monthly OPE	Monthly Parking	Monthly Misc	Monthly Total	Security Deposit
BANK OF AMERICA
B100	Bsmt.	Bank of America	43,664	1640-B100	01/01/82	12/31/11	—	—	—	—	—	—
B200	Bsmt.	Bank of America	3,831	1640-B200	01/01/82	12/31/11	—	—	—	—	—	—
100	1	Bank of America	22,743	1640-0100	01/01/82	12/31/11	387,098.00	254,633.00	5,499.00	363.99	647,593.99	—
200	2	Bank of America	11,308	1640-0200	01/01/82	12/31/11	—	—	—	—	—	—
300	3	Bank of America	54,335	1640-0300	01/01/82	12/31/11	—	—	—	—	—	—
301	3	Bank of America	3,713	1640-0301	01/01/82	06/30/04	5,996.50	290.00	—	—	6,286.50	—
400	4	Bank of America	59,494	1640-0400	01/01/82	12/31/11	—	—	—	—	—	—
500	5	Bank of America	64,204	1640-0500	01/01/82	12/31/11	—	—	—	—	—	—
600	6	Bank of America	18,777	1640-0600	01/01/82	12/31/11	—	—	—	—	—	—
700	7	Bank of America	18,777	1640-0700	01/01/82	12/31/11	—	—	—	—	—	—
800	8	Bank of America	18,777	1640-0800	01/01/82	12/31/11	—	—	—	—	—	—
900	9	Bank of America	18,777	1640-0900	01/01/82	12/31/11	—	—	—	—	—	—
1000	10	Bank of America	18,777	1640-1000	01/01/82	12/31/11	—	—	—	—	—	—
1100	11	Bank of America	18,777	1640-1100	01/01/82	12/31/11	—	—	—	—	—	—
1200	12	Bank of America	18,777	1640-1200	01/01/82	12/31/11	—	—	—	—	—	—
1300	13	Bank of America	18,777	1640-1300	01/01/82	12/31/11	—	—	—	—	—	—
1400	14	Bank of America	18,861	1640-1400	01/01/82	12/31/11	—	—	—	—	—	—
1500	15	Bank of America	18,598	1640-1500	01/01/82	12/13/11	—	—	—	—	—	—
1600	16	Bank of America	6,271	1640-1600	01/01/82	09/30/04	8,753.27	487.00	—	—	9,240.27	—
1620	16	Bank of America	1,993	1640-1620	01/01/82	09/30/04	2,781.90	156.00	—	—	2,937.90	—
3000	30	Bank of America	7,500	1640-3000	01/01/82	12/31/11	—	—	—	—	—	—

TOTAL BANK OF AMERICA			466,731				404,829.67	255,566.00	5,499.00	363.99	666,058.66	—

Pro Rate Share				62.23%
Average Rental Rate per SF				$10.40

IBM
B101	Bsmt.	IBM	393	1640-B101	08/01/82	07/31/12	—	—		—	—	—
B201	Bsmt.	IBM	78	1640-B201	08/01/82	07/31/12	—	—		—	—	—
101	1	IBM	3,648	1640-0101	08/01/82	07/31/12	131,536.00	84,989.00			216,525.00	—
201	2	IBM	14,330	1640-0201	08/01/82	07/31/12	—	—		—	—	—
2200	22	IBM	19,307	1640-2200	08/01/82	07/31/12	—	—		—	—	—
2300	23	IBM	19,310	1640-2300	08/01/82	07/31/12	—	—		—	—	—
2450	24	IBM	808	1640-2450	08/01/82	07/31/12	690.84	—		—	690.84	—
2500	25	IBM	19,257	1640-2500	08/01/82	07/31/12	—	—		—	—	—
2600	26	IBM	19,479	1640-2600	08/01/82	07/31/12	—	—		—	—	—
2700	27	IBM	19,479	1640-2700	08/01/82	07/31/12	—	—		—	—	—
2800	28	IBM	19,479	1640-2800	08/01/82	07/31/12	—	—		—	—	—
2900	29	IBM	19,479	1640-2900	08/01/82	07/31/12	—	—		—	—	—

TOTAL IBM			154,825				132,226.84	84,989.00		—	217,215.84	—

Pro Rate Share				20.64%
Average Rental Rate per SF				$10.25

MARSH USA
1630	16	Marsh USA	3,457	1640-1630	03/01/02	10/31/05	6,121.77	119.00		—	6,240.77	—

TOTAL MARSH USA			3,457				6,121.77	119.00		—	6,240.77	—

Pro Rate Share				0.46%
Average Rental Rate per SF				$21.25

PRICEWATERHOUSECOOPERS
1635	16	PricewaterhouseCoopers	4,669	1640-1635	11/01/82	02/28/04	8,462.56	371.00	—	—	8,833.56	—
1800	18	PricewaterhouseCoopers	19,307	1640-1800	11/01/82	07/31/07	95,330.25	2,248.00	10,998.00	—	108,576.25	—
1900	19	PricewaterhouseCoopers	19,307	1640-1900	11/01/82	07/31/07	—	—	—	—	—	—
2000	20	PricewaterhouseCoopers	9,359	1640-2000	11/01/82	07/31/07	—	—	—	—	—	—
2050	20	PricewaterhouseCoopers	10,066	1640-2050	11/01/82	07/31/07	18,244.62	777.00	—	—	19,021.62	—
2120	21	PricewaterhouseCoopers	2,390	1640-2120	11/01/82	07/31/07	—	—	—	—	—	—
2160	21	PricewaterhouseCoopers	2,233	1640-2160	11/01/82	07/31/07	—	—	—	—	—	—

TOTAL PRICEWATERHOUSECOOPERS			67,331				122,037.43	3,396.00		—	138,431.43	—

Pro Rate Share				8.98%
Average Rental Rate per SF				$21.75

RALSTON FOODS
2130	21	RALSTON FOODS	2,451	1640-2130	08/01/85	10/31/05	—	—	—	—	—	—
2150	21	RALSTON FOODS	7,882	1640-2150	08/01/95	10/31/05	15,499.50	480.00	1,692.00	—	17,671.50	—

TOTAL RALSTON FOODS			10,333				15,499.50	480.00		—	17,671.50	—

Pro Rate Share				1.38%
Average Rental Rate per SF				$18.86

KEY COMMERCIAL
1700	17	Key Commercial	14,858	1640-1700	09/01/01	08/31/05	26,001.50	514.00		—	26,515.50	—

TOTAL KEY COMMERCIAL			14,858				26,001.50	514.00		—	26,515.50	—

Pro Rate Share				1.98%
Average Rental Rate per SF				$21.00

EXHIBIT I - Page 6 of 8

Suite No.	Floor	Tenant Name	Square Footage	Unit Ref. No.	Lease Comm. Date	Lease Expir. Date	Monthly Rent	Monthly OPE	Monthly Parking	Monthly Misc	Monthly Total	Security Deposit
MISCELLANEOUS
1680	16	Building Mgmt. Office	2,123	1640-1680	N/A	N/A	—	—		—	—	—
3099	30	Building Remeasurement	1,862	1640-3099	N/A	N/A	—	—		—	—	—

TOTAL MISCELLANEOUS			3,985				—	—		—	—	—

Pro Rate Share				0.53%
Average Rental Rate Per SF				$0.00
ST. LOUIS PETROLEUM
120	1	St. Louis Petroleum	1,382	1640-0120	04/20/00	04/30/05	1,000.00	—	—	—	1,000.00	—

TOTAL ST. LOUIS PETROLEUM			1,382				1,000.00	—	—	—	1,000.00	—

Pro Rate Share				0.18%
Average Rental Rate per SF				$8.68
AT&T
BSMT St. Louis Petroleum			—		01/01/01	12/31/10	1,300.00	—	—	—	1,300.00	—

TOTAL AT&T			—				1,300.00	—		—	1,300.00	—

Pro Rate Share				0.00%
Average Rental Rate per SF				n/a
METROPOLITAN FIBER SYSTEMS
Roof Metropolitan Fiber			—		09/07/00	07/31/08	425.00	—	—	—	425.00	—

TOTAL METROPOLITAN FIBER			—				425.00	—		—	425.00	—

Pro Rate Share				0.00%
Average Rental Rate per SF				n/a
MOTIENT COMMUNICATIONS
Roof Motient			—		03/01/01	02/28/05	1,008.33	—	—	—	1,008.33	—

TOTAL MOTIENT COMM.			—				1,008.33	—		—	1,008.33	—

Pro Rate Share				0.00%			Pays annually in March.
Average Rental Rate per SF				n/a

TOTAL MONTHLY RENTAL			722,902				710,250	345,064	5,499	364	1,061,177	—

Average Rental Rate per SF				$11.79

EXHIBIT I - Page 7 of 8

Bank of America

Security Deposit

Acct.# 2250

10/20/2003

Date	Unit #	Description/Tenant Name	Amount
4/5/2001	P028	William M. Mercer, Inc.	10.00
4/5/2001	P169	Lee Young/PWC	10.00
4/5/2001	P174	Pricewaterhouse	10.00
4/5/2001	P217	Larry Toomey/PWC	10.00
4/5/2001	P227	Carl Lurk/PWC	10.00
4/5/2001	P237	Ms. Pat Schneider	10.00
4/16/2001	1800	Pricewaterhousecoopers	10.00
4/16/2001	P040	Ms. Kathleen T. Osborne	10.00
4/16/2001	P127	Mr. John Rabenau	10.00
4/16/2001	P143	Ms. Mary Ambrose	10.00
4/24/2001	2150	Ralston Foods, Inc.	10.00
5/4/2001	2150	Ralston Foods, Inc.	10.00
5/15/2002	P103	Mercer HR Consulting	80.00
10/26/2001	1700	Conning Asset Mgmt	70.00
4/5/2002	P036	Ms Terry Thum	10.00
4/19/2002	P013	Richard A. Ryffel	10.00
6/20/2002	P142	Ms. Michelle West	10.00
6/20/2002	P166	Michele Brewer	10.00
7/9/2002	P008	Ms. Melissa Wilson	10.00
10/8/2002	P151	Mr. Mike Memckowski	10.00
10/10/2002	P028	Ms. Marilyn Bush	10.00
12/1/2002	P147	Phillip Elmore	10.00

			350.00

EXHIBIT I - Page 8 of 8

EXHIBIT “J”

SCHEDULE OF ASSIGNED EXISTING AGREEMENTS

BANK OF AMERICA PLAZA

SERVICE CONTRACTS

Company	Service Provided	Company Address	Contact Name/Phone #	Term Start	Term End	Current Price(per mo,yr,total	Cancellation Days Notice
Blue Chip Exterminating	pest extermination	1623 Headland Dr Fenton MO 63026	Scott Phillips/343-7900	11/01/02	10/31/03	$76/wk	30

Briem Engineering	Eddy Current	4134 Rider Trl, Earth City MO 63045	Josh Rayburn/298-3773	04/15/03	04/14/04	T & M/As Needed	30

Cintas Sales Corporation	uniform cleaning	6800 Cintas Blvd., Cincinnati, OH 45262	Tim Salyer/636-947-0030	04/05/02	04/04/04	$111.13/wk	30

Cooling Components	cooling tower repairs	2320 Marconi STL MO 63110	Julia Taylor/772-8311	04/01/03	03/31/04	T & M/As Needed	upon bldg sale

Custom Curtainwall	glass	1000 Fox Chase Indus., St. Louis 63010	Dennis Bellville/636-282-2000	04/01/03	03/31/04	T & M/As Needed	30

Duct Systems	HVAC	2100 N. Lark, Fenton, MO 63026	Lee Allen/636-677-6100	04/04/03	03/31/04	T & M/As Needed	10

Fabick Power Systems	life safety generators	101 Fabick Dr, Fenton MO 63026	Michael Jaby/636/349/5500	10/23/02	10/22/03	T & M/As Needed	30

Gray Design	arch/eng/design	9 Sunnen Drive, Ste #110, STL MO 63143	Heather Savoy	04/01/03	PSA-MTM	Varies	10

Green Tree Enterprises	interior landscaping	1839 Ghent Rd #110 Columbia IL	Tracey Luhr/618-631-9774	05/01/03	04/30/04	$1686/mo	30

Guarantee Electric	electric repairs	3405 Bent Ave STL MO 63116	Phil Jacko/772-5400	04/01/03	03/31/04	T & M/As Needed	30

Guarantee Interiors	remodeling & construction	2914 Locust St. STL MO 63103	Greg Crawford/533-3500	04/01/03	03/31/04	T & M/As Needed	30

Hawkins Building Services	window washing	11040 Lin Valle Dr. STL MO 63123	Steve Hawkins/845-7000	04/01/03	03/31/04	$50,668/yr	30

Hughes Customat, Inc.	mat service	170 Boulder Industrial Court	Bill Karabas/	04/01/03	03/31/04	$89.50/wk	30

Infrared Diagnostics	infrared testing	17408 Emily Way, ST MO 63005	RichGraf/519-8998	03/14/03	03/13/04	T & M/As Needed	30

Johnson Controls	bldg automation system	2188 Welsch Ind. Ct. 63146	David Timm/567-2972	01/01/03	12/31/03	$4,497.25/mo	10

Kaiser Electric	1552 Fencorp Drive	Fenton, MO 63026	Ken Naumann/636-305-1515	04/01/03	03/31/04	T & M/As Needed	30

Mid America Metals	metal refinishing	P.o. Box 186 Forsyth MO 65653	Keith Roepke 393-0823	05/01/03	04/30/04	$10,648.75/Yr	30

Mitch Murch Maint. Mgmt	cleaning service	2827 Clark Ave, STL, MO 63103	Steve Allen/535-2100	09/07/02	04/30/04	NTE$66,055/mth	30

Murphy Mechanical	mechanical	1233 North Price Rd, STL, MO 63123	Charles Wilson/997-6600	05/01/03	04/30/04	T & M/As Needed	10

EXHIBIT J - Page 1 of 2

National Fire Supression	fire suppression insp.	54 Worthington Access DR 63043	Mark Harris/542-4084	04/01/03	03/31/04	T & M/As Needed	10

Otis Elevator	elevators	227 Jefferson Ave. STL 63103	Mark Braun/533-7070	01/01/95	M-T-M	$21,433.46/mo	30

Park-Mark, Inc.	restriping	2909 Barrett Station, STL 64122	Terry McDannold/966-3525	06/01/03	05/31/04	$300/hr	30

Rice Equipment	dock levelers	12895 Pennridge, STL MO 63044	Darian Durant/209-1800	04/01/03	03/31/04	$65/hr	30

RJP Electric	electrical	3608 S. Big Bend Blvd STL MO 63143	Bob Peat/	04/01/03	03/31/04	T & M/As Needed	30

Securitas (Pinkerton Security)	security	500 NWP, Ste. #1050, STL 63074	Carol Meder 713-7978	09/01/01	M-T-M	Appx $20K/mth	10

Superior Waterproofing	waterproofing	3310 Samuel Shepard Dr./STL 63103	Tom Schmitt/773-0123	04/01/03	03/31/04	T & M/As Needed	30

The Brickman Company	exterior landscaping	2111 Ruckert Ave., STL MO 63114	Nathan Copeland/729-1366	04/01/03	03/31/04	$1,917/mo	30

Top Care,Inc.	holiday tree lighting	7243 Devonshire Ave., St. Louis 63119	Bob Kruger/	10/28/02	10/27/03	$18,370/occ	30

Verta Corporation	window wash rig	3121 St. Croix Trl Afton MN 55001	Chuck Auger/952-472-7840	03/20/03	03/19/04	$1,600/insp	30

Water Technology Consult.	water treatment	27515 Mountain Park Rd Evergreen, CO 80439	Tony Selby 303-679-0080	04/01/03	03/31/04	$1,875/Visit	10

Will Electronics	electronic repairs	3627 Bates Street STL MO 63116	Darrel Baker/	04/01/03	03/31/04	T & M/As Needed	30

DROP BOX AGREEMENTS

Company	Service Provided	Company Address	Contact Name/Phone #	Term Start	Term End	Current Price(per mo,yr,total	Cancellation Days Notice
Airborne Express	overnight mail services	P.O. Box 662, Seattle, WA 98111	Dawn Hamilton	01/01/03	M-T-M	$600/yr	7
Federal Express	overnight mail services	6625 Lenox Park Drive, #400, Memphis, TN 38115	Greg Light	01/01/03	M-T-M	$300/yr	n/a

PARKING LICENSE AGREEMENT

Company	Service Provided	Company Address	Contact Name/Phone #	Term Start	Term End	Current Price(per mo,yr,total	Cancellation Days Notice
InterPark	parking garage mgmt	Stadium Park West, 100 S. 9th Str. St. Loius, MO 63102	Scott Brooks/421-2613	01/01/00	12/31/14	$36,378/mo	n/a

EXHIBIT J - Page 2 of 2

EXHIBIT “K”

TENANT ESTOPPEL FORM

[Date]

[BUYER] (“Buyer”)

ST. LOUIS PT 800 MARKET STREET

ASSOCIATES LIMITED LIABILITY COMPANY

c/o General Electric Asset Management Incorporated

3003 Summer Street

P.O. Box 7900

Stamford, CT 06905 (“Seller”)

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

c/o CIGNA Investments

900 Cottage Grove Road

Hartford, CT 06152-2319

Attn: Investment Services, S-319 (“Lender”)

Re:	Lease dated , (the “Lease”) executed between (“Landlord”), and (“Tenant”), for those premises located at

Gentlemen:

The undersigned Tenant understands that you or your assigns intend to acquire that property located at                      (the “Property”) from St. Louis PT 800 Market Street Associates Limited Liability Company. The undersigned Tenant does hereby certify to Buyer, Seller and Lender, and their respective successors and assigns, as follows:

A.	The Lease is in full force and effect and has not been modified, supplemented, or amended except as follows:

B.	Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease.

C.	Tenant does not claim any offsets or credits against rents payable under the Lease.

EXHIBIT K - Page 1 of 3

D.	Tenant does not have any unexpended tenant or other allowance, except as follows: .

E.	Tenant has not paid a security or other deposit with respect to the Lease, except as follows:

F.	Tenant has fully paid rent on account of the month of .

G.	Tenant has not paid any rentals in advance except for the current month of 2003, and has not paid any additional rent in advance except for , 2003.

H.	The Lease shall remain in full force and effect through , and the Tenant has no options to renew or extend or terminate the term of the Lease except as expressly provided in the Lease.

I.	Exceptions to the foregoing are: .

J.	Tenant’s base year is .

EXHIBIT K - Page 2 of 3

Very truly yours,

[TENANT]

By:
Name:
Title:

EXHIBIT K - Page 3 of 3

FIRST AMENDMENT TO AGREEMENT OF SALE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is entered into as of this 20th day of November, 2003, by and between ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”) and FIRST STATES GROUP, L.P., a Delaware limited partnership (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer have heretofore entered into that certain Agreement of Sale (the “Agreement”) dated as of October 23, 2003 with respect to property known locally as Bank of America Plaza, St. Louis, Missouri, as more particularly described therein; and

WHEREAS, Seller and Buyer desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, Seller and Buyer hereby agree as follows:

1. All capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Agreement.

2. The end of the Inspection Period is extended from 5:00 p.m., Eastern Standard Time, on November 20, 2003, to 5:00 p.m., Eastern Standard Time, on November 24, 2003.

3. Seller and Buyer agree that the Agreement, as amended by this Amendment, is in full force and effect and is, in all respects, ratified and confirmed.

4. This Amendment may be executed in multiple counterparts and all counterparts shall collectively constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the day and year first above written.

SELLER:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	First States Group, LLC,
a Delaware limited liability company,
its sole general partner

By:
Sonya A. Huffman,
Senior Vice President - Operations

SECOND AMENDMENT TO AGREEMENT OF SALE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is entered into as of this 24th day of November, 2003, by and between ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”) and FIRST STATES GROUP, L.P., a Delaware limited partnership (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer have heretofore entered into that certain Agreement of Sale dated as of October 23, 2003, as amended by that certain First Amendment to Agreement of Sale dated as of November 20, 2003, by and between Seller and Buyer (as amended, the “Agreement”), with respect to property known locally as Bank of America Plaza, St. Louis, Missouri, as more particularly described therein; and

WHEREAS, Seller and Buyer desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, Seller and Buyer hereby agree as follows:

1. All capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Agreement.

2. The end of the Inspection Period is extended from 5:00 p.m., Eastern Standard Time, on November 24, 2003, to 5:00 p.m., Eastern Standard Time, on November 25, 2003.

3. Seller and Buyer agree that the Agreement, as amended by this Amendment, is in full force and effect and is, in all respects, ratified and confirmed.

4. This Amendment may be executed in multiple counterparts and all counterparts shall collectively constitute one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGE]

EXECUTED as of the day and year first above written.

SELLER:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	First States Group, LLC,
a Delaware limited liability company,
its sole general partner

By:
Sonya A. Huffman,
Senior Vice President - Operations

THIRD AMENDMENT TO AGREEMENT OF SALE

THIS THIRD AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is entered into as of this 25th day of November, 2003, by and between ST. LOUIS PT 800 MARKET STREET ASSOCIATES LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Seller”) and FIRST STATES GROUP, L.P., a Delaware limited partnership (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer have heretofore entered into that certain Agreement of Sale dated as of October 23, 2003, as amended by that certain First Amendment to Agreement of Sale dated as of November 20, 2003, by and between Seller and Buyer, and by that certain Second Amendment to Agreement of Sale dated as of November 24, 2003, by and between Seller and Buyer (as amended, the “Agreement”), with respect to property known locally as Bank of America Plaza, St. Louis, Missouri, as more particularly described therein;

WHEREAS, Buyer has advised Seller that Buyer desires to prepay, rather than assume, the Existing Loan on the Closing Date and Buyer is willing to pay any prepayment charge in connection therewith; and

WHEREAS, Seller and Buyer desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, Seller and Buyer hereby agree as follows:

1. All capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Agreement.

2. The Purchase Price is reduced $525,000.00, from EIGHTY-TWO MILLION AND NO/100 DOLLARS ($82,000,000.00) to EIGHTY-ONE MILLION FOUR HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($81,475,000.00).

3. The Inspection Period has ended and, in consideration of the reduction of the Purchase Price, Buyer accepts the Premises in “as-is” condition in accordance with the provisions of the Agreement.

4. Section 2(b) of the Agreement is amended to read in its entirety as follows:

(b)	Closing Payment. The balance of the Purchase Price, subject to adjustments and prorations set forth in Paragraph 6 below, must be paid to Seller at closing by wire transfer of immediately available United States federal funds to the Title Company’s account at a bank designated by the Title Company.

5. Section 4(c) of the Agreement is amended to read in its entirety as follows:

(c)	Existing Loan. Provided that Buyer shall pay the Purchase Price as provided above, and shall pay the prepayment charge on the Existing Loan in the amount determined by Lender on the Closing Date, Seller shall pay the principal of, and the accrued interest on, the Existing Loan as of the Closing Date. Seller shall be entitled to all escrowed and other amounts refunded by Lender in respect of the Existing Loan.

6. The first sentence of Section 3 of the Agreement is amended to read in its entirety as follows:

3.	Closing. The closing shall be held and completed on December 15, 2003, or such earlier date as may hereafter be agreed to by Buyer and Seller (“Closing Date”), commencing at 10:00 a.m. at the offices of the Title Company or at such other location and time as may hereafter be agreed to by Buyer and Seller; provided, however, if Lender is unwilling to waive its requirement for 30 days prior written notice of the prepayment of the Existing Loan, Seller shall not be obligated to give Lender prior written notice of the prepayment of the Existing Loan until the business day following the Escrow Agent’s acknowledgment of receipt of the Second Deposit, and, in any such event, the Closing Date shall be extended to the first business day on which the Lender will accept the prepayment of the Existing Loan.

7. Section 6(e) of the Agreement is amended to provide that Seller shall not be required (unless and to the extent required by Lender) to pay any fees, costs or expenses in connection with the assumption of the Existing Loan, and Buyer shall pay any prepayment fee required under the Existing Loan Documents. Further, Buyer shall receive a credit at closing for an amount equal to the unpaid tenant allowance under the Lease to PricewaterhouseCoopers as reflected in its Tenant Estoppel Certificate.

8. All references in the Agreement to the assumption of the Existing Loan by Buyer, to the Existing Loan Assignment and Assumption Agreement, and to the Existing Loan as a Permitted Encumbrance are hereby deleted.

9. Seller and Buyer agree that the Agreement, as amended by this Amendment, is in full force and effect and is, in all respects, ratified and confirmed.

10. This Amendment may be executed in multiple counterparts and all counterparts shall collectively constitute one and the same instrument.

EXECUTED as of the day and year first above written.

SELLER:

ST. LOUIS PT 800 MARKET STREET
ASSOCIATES LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	First States Group, LLC,
a Delaware limited liability company,
its sole general partner

By:
Sonya A. Huffman,
Senior Vice President - Operations